Exhibit 2.16

Dated 12th October 2006

As amended and restated and acceded to on 20th December 2007

AERCAP DUTCH AIRCRAFT LEASING I B.V.

as Borrower

AZZURRO AIRCRAFT LEASING LIMITED

as Additional Borrower

CALYON

as Senior Arranger and Senior Agent

CALYON

as Collateral Trustee

CERTAIN FINANCIAL INSTITUTIONS

as Senior Lenders

CERTAIN FINANCIAL INSTITUTIONS

as Additional Senior Lenders

AMENDED AND RESTATED SENIOR LOAN

FACILITY AGREEMENT

with respect to a US$245,845,676.60 senior secured

loan facility as increased by an additional amount of

US$150,000,000

1

2

25.	Set-off	50

26.	Partial Invalidity	50

27.	Remedies and Waivers	50

28.	Counterparts	50

29.	Third Party Rights	50

30.	Governing Law	51

31.	Enforcement	51

32.	Limited Recourse	52

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THIS AGREEMENT is dated 12 October 2006 (as amended and restated and acceded to on 20th December 2007) and made between:

(1)                                  AERCAP DUTCH AIRCRAFT LEASING I B.V. a company incorporated under the laws of The Netherlands and having its registered office at Evert van de Beekstraat 312, 1118 CX Schiphol, The Netherlands (Borrower);

(2)                                  AZZURRO AIRCRAFT LEASING LIMITED a private limited company incorporated and existing under the laws of Ireland and having its registered office at Aercap House, Shannon, County Clare, Ireland (Additional Borrower);

(3)                                  CALYON, a societe anonyme organised under the laws of France through its offices at 9, quai de Président Paul Doumer 92920 Paris La Défense, France (Senior Arranger) and in its capacity as senior agent (Senior Agent);

(4)                                  CALYON, in its capacity as collateral trustee 9, quai de Président Paul Doumer 92920 Paris La Défense, France (Collateral Trustee);

(5)                                  THE FINANCIAL INSTITUTIONS listed in Schedule 1 as lenders (Senior Lenders); and

(6)                                  THE FINANCIAL INSTITUTIONS listed in Schedule 1A as lenders (Original Additional Senior Lenders).

IT IS AGREED as follows:

1.                                               DEFINITIONS AND INTERPRETATION; ADDITIONAL BORROWER

Definitions and Interpretation

1.1                                          Unless otherwise defined in this Agreement or the context otherwise requires, words and expressions used in this Agreement have the meanings and constructions ascribed to them in the Master Definitions Schedule set out in Appendix A of the deed of proceeds and priorities which is dated the Signing Date and made between, inter alios, the parties hereto (as amended, varied and supplemented from time to time in accordance with its terms, the DPP).

Additional Borrower

1.2                                          The Additional Borrower hereby accedes to this Agreement and undertakes to the Borrower, the Senior Agent, the Collateral Trustee and the Relevant Senior Lenders to be bound by, and perform, all the rights and obligations which have been assumed by it on the Amendment and Restatement Effective Date, pursuant to this Agreement, the GARA and the other Operative Documents.

1.3                                          Each of the Borrower and the Additional Borrower agrees that any and all of their respective obligations and liabilities under this Agreement and the other Operative Documents, whether arising on or before the Amendment and Restatement Effective Date or arising at any time thereafter shall be joint and several obligations and liabilities of each and both of them, it being acknowledged by the parties hereto that satisfaction of any such obligations or liabilities by one Relevant Borrower shall pro tanto and to the same extent constitute satisfaction by the other Relevant Borrower of those same obligations or liabilities.

2.                                               THE SENIOR FACILITY

The Senior Facility

2.1           (a)                Subject to the terms of this Agreement, the Senior Lenders make available to the Borrower a Dollar loan facility in an aggregate amount equal to the Total Commitments during the Availability Period.

(b)                                         The Senior Facility shall be utilised by way of up to 25 Senior Allocated Loans, one in respect of each Eligible Aircraft, as set out in Schedule 8;

The Availability Period

2.2                                          If, on 30 December 2006, one or more Eligible Aircraft remain to be financed hereunder, the Availability Period shall be extended to 31 March 2007 (the Extension) provided that the Extension shall apply to a maximum of seven Eligible Aircraft only.

The Additional Senior Facility

2.3           (a)                Subject to the terms of this Agreement, the Additional Senior Lenders make available to the Relevant Borrowers an additional Dollar loan facility in an aggregate amount equal to the Additional Total Commitments during the Additional Availability Period.

(b)                                         The Additional Senior Facility shall be utilised by way of separate Additional Senior Allocated Loans, one in respect of each Additional Eligible Aircraft.

(c)                                          The Additional Senior Facility may only be used by the Relevant Borrower for the financing or re-financing of the acquisition of aircraft which satisfy the requirements set out in Schedule 7A for Additional Eligible Aircraft.

3.                                               PURPOSE

3.1           (a)                The Borrower shall apply the full amount of each Senior Allocated Loan solely towards the financing of the Purchase Price or the refinancing of the Purchase Price in respect of the Eligible Aircraft to which the Senior Allocated Loan relates.

(b)                                         The Borrower shall not apply any amount borrowed of any Senior Allocated Loan towards the financing or re-financing of the Purchase Price in respect of any Eligible Aircraft other than the Eligible Aircraft to which that Senior Allocated Loan relates or for any other purpose except the purpose referred to in clause 3.1(a).

Monitoring

3.2                                          No Senior Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

Purpose of Additional Senior Facility

3.3           (a)                The Relevant Borrower shall apply the full amount of each Additional Senior Allocated Loan solely towards the financing of the Purchase Price or the refinancing of the

Purchase Price in respect of the Additional Eligible Aircraft to which the Additional Senior Allocated Loan relates.

(b)                                         The Relevant Borrower shall not apply any amount borrowed of any Additional Senior Allocated Loan towards the financing or re-financing of the Purchase Price in respect of any Additional Eligible Aircraft other than the Additional Eligible Aircraft to which the Additional Senior Allocated Loan relates or for any other purpose except the purpose referred to in clause 3.3(a).

4.                                               CONDITIONS OF UTILISATION

Conditions Precedent to Signing

4.1                                          The obligations of the Senior Lenders under the Operative Documents are subject to the Senior Agent having received all of the documents and other evidence listed in Part A of Schedule 2 in form and substance satisfactory to the Senior Agent (or to the extent not satisfied, waived in writing by the Senior Agent) on or prior to the Signing Date. The Senior Agent shall notify the Borrower and the Senior Lenders promptly on being so satisfied or if any such Conditions Precedent to Signing are waived by the Senior Agent.

Conditions Precedent to Utilisation

4.2           (a)                Further to the satisfaction of the Conditions Precedent to Signing on the terms and subject to the conditions set out in Clause 4.1, the Senior Lenders will only be obliged to comply with Clause 5.6 if on the relevant Utilisation Date the Senior Agent has received all of the Conditions Precedent to Utilisation listed in Part B of Schedule 2 in respect of each Eligible Aircraft which is the subject of the relevant Utilisation Request (or to the extent not so satisfied, waived in writing by the Senior Agent). The Senior Agent shall notify the Borrower and the Senior Lenders promptly upon such conditions precedent being satisfied or if any such Conditions Precedent to Utilisation are waived by the Senior Agent.

(b)                                         Further to the satisfaction of the Conditions Precedent to Amendment and Restatement on the terms and subject to the conditions set out in clause 5 of the GARA, the Additional Senior Lenders will only be obliged to comply with Clause 5.6 if on the relevant Utilisation Date the Senior Agent has received all of the Conditions Precedent to Utilisation referred to in Part C of Schedule 2 in respect of each Additional Eligible Aircraft which is the subject of the relevant Utilisation Request (or to the extent not so satisfied, waived in writing by the Senior Agent). The Senior Agent shall notify the Relevant Borrower and the Additional Senior Lenders promptly upon such conditions precedent being satisfied or if any such Conditions Precedent to Utilisation are waived by the Senior Agent.

Further Conditions Precedent

4.3                                          Subject to clauses 4.1 and 4.2, the Relevant Senior Lenders will only be obliged to comply with clause 5.6 if:

(a)                                  on the date of the relevant Utilisation Request and on the proposed Utilisation Date:

(i)	no Relevant Event or Termination Event has occurred or is continuing or would result from the proposed Senior Allocated Loan or, as the case maybe, the proposed Additional Senior Allocated Loan; and

(ii)

all representations made by each Relevant Borrower pursuant to the terms of this Agreement are true in all material respects on the date (or dates, where such representations are required to be repeated) such representations are given; and

(b)                   on the proposed Utilisation Date, in relation to any Utilisation under the Additional Senior Facility:

(i)	there is no more than one (1) Off-Lease Aircraft at such time and, immediately following the disbursement of the Utilisation, there would be no more than one (1) Off-Lease Aircraft; and

(ii)	each element of the Concentration Criteria is satisfied and the disbursement of the Utilisation would not result in any element of the Concentration Criteria being breached.

5.                                               UTILISATION

Delivery of a Utilisation Request

5.1                                          A Relevant Borrower may utilise a Senior Allocated Loan or an Additional Senior Allocated Loan by delivering to the Senior Agent a duly completed Utilisation Request for such Senior Allocated Loan or, as the case may be, Additional Senior Allocated Loan not later than three (3) Business Days prior to the proposed Utilisation Date.

Completion of a Utilisation Request

5.2           (a)                Subject to clauses 5.9 and 5.10, each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	if it is the first Utilisation Request, the proposed Utilisation Date falls prior to 20 October 2006;

(ii)	it identifies the Eligible Aircraft or, as the case maybe, Additional Eligible Aircraft to which that Senior Allocated Loan or, as the case may be, Additional Senior Allocated Loan relates;

(iii)

the proposed Utilisation Date is a Business Day within the Availability Period or, as the case may be, Additional Availability Period that is no earlier than the Delivery Date of the Relevant Eligible Aircraft; and

(iv)	the currency and amount of the Relevant Senior Allocated Loan shall comply with clauses 5.3, 5.4 and 5.5.

(b)                                         Only one Senior Allocated Loan or, as the case maybe, one Additional Senior Allocated Loan may be requested in each Utilisation Request.

Currency and amount

5.3                                          The currency of each Relevant Senior Allocated Loan is Dollars.

5.4           (a)                The amount of any proposed Senior Allocated Loan must not be more than the lesser of:

(i)	the Available Senior Facility Commitment; and

(ii)	the Notional Senior Allocated Loan Amount for the related Eligible Aircraft, as adjusted pursuant to the provisions of clause 5.5..

(b)                                         The amount of any proposed Additional Senior Allocated Loan must not be more than the lesser of:

(i)	the Available Additional Senior Facility Commitment;

(ii)	eighty-five per cent. (85%) of the Purchase Price of such Additional Eligible Aircraft; and

(iii)	the Initial Appraised Value of such Additional Eligible Aircraft multiplied by the percentage appearing in:

(A)                                column 2 of the table set out in Schedule 9A, opposite the Aircraft Type which corresponds to such Additional Eligible Aircraft; or

(B)                                  if such Additional Eligible Aircraft is an Off-lease Aircraft, column 3 of such table, opposite the Aircraft Type which corresponds to such Additional Eligible Aircraft.

5.5           (a)               Upon receipt of a Utilisation Request, the Senior Agent shall adjust the Notional Senior Allocated Loan Amount for the related Eligible Aircraft so as to ensure that such Notional Senior Allocated Loan Amount is equal to the Notional Senior Allocated Loan Amount for such Eligible Aircraft multiplied by the percentage appearing in the column in the table set out in Schedule 9 for the month during which the Utilisation Date is to occur and which is opposite the Repayment Date in column 1 of such table upon which the Utilisation Date is to occur, provided that if such Utilisation Date is not a Repayment Date, reference shall be made to the next immediately following Repayment Date.

(b)                                         If the ratio (the “Applicable Ratio”) between:

(i)

the aggregate of: (i) the Notional Senior Allocated Loan Amount as adjusted pursuant to paragraph (a) above; and (ii) the Notional Junior Allocated Loan Amount as adjusted pursuant to clause 5.5(a) of the Junior Loan Agreement; and

(ii)	the Purchase Price of such Eligible Aircraft;

is greater than ninety percent (90%), then the Senior Agent shall further adjust the Notional Senior Allocated Loan Amount for such Eligible Aircraft so as to ensure that such Notional Senior Allocated Loan Amount is equal to the product of:

(A)                                the Notional Senior Allocated Loan Amount as calculated pursuant to paragraph (a) above; and

(B)                                  the ratio between 90% and the Applicable Ratio related to such Eligible Aircraft.

(c)                                          For the avoidance of doubt, this Clause 5.5 shall not apply to Utilisations under the Additional Senior Facility.

The Additional Senior Lenders’ participation

5.6                                          If the conditions set out in this Agreement have been met, each Relevant Senior Lender shall make its participation in each Senior Allocated Loan or, as the case may be, each

Additional Senior Allocated Loan available by the Utilisation Date through its Facility Office.

5.7           (a)                The amount of each Senior Lender’s participation in each Senior Allocated Loan will be equal to the proportion borne by its Available Senior Commitment to the Available Senior Facility Commitment immediately prior to making that Senior Allocated Loan.

(b)                                         The amount of each Additional Senior Lender’s participation in each Additional Senior Allocated Loan will be equal to the proportion borne by its Available Additional Senior Commitment to the Available Additional Senior Facility Commitment immediately prior to making that Additional Senior Allocated Loan.

5.8                                          The Senior Agent shall notify each Relevant Senior Lender of the amount of each Senior Allocated Loan or, as the case may be, each Additional Senior Allocated Loan and the amount of its participation in that Senior Allocated Loan or, as the case may be, that Additional Senior Allocated Loan, in each case by the Specified Time.

Delay in drawdown

5.9           (a)                If, after delivery to the Senior Agent of a duly completed Utilisation Request in respect of a Senior Allocated Loan or, as the case may be, an Additional Senior Allocated Loan, the Relevant Borrower notifies the Senior Agent in writing that such Senior Allocated Loan or, as the case may be, such Additional Senior Allocated Loan will not be drawndown on the proposed Utilisation Date (a Delay in Drawdown) then the Relevant Borrower shall as soon as reasonably practicable, but in any event no later than the originally proposed Utilisation Date, notify the Senior Agent of the date when the Senior Allocated Loan or, as the case may be, the Additional Senior Allocated Loan is intended to be drawndown.

(b)                                         The Senior Agent shall, subject to receiving the notice of Delay in Drawdown as provided in paragraph (a) above, maintain the funding as drawn and invest the amount of such Senior Allocated Loan or, as the case may be, such Additional Senior Allocated Loan in an interest bearing account for the period of the Delay in Drawdown and any interest on such funds received shall be paid (less any Break Costs and other expenses payable pursuant to paragraph (e) below) by the Senior Agent to the Collections Account.

(c)                                          The Senior Agent shall maintain the funding as drawn during the period of the Delay in Drawdown until the earlier of:

(i)	the date specified in a request in writing from the Relevant Borrower to the Senior Agent to break the funding; and

(ii)

the day which immediately succeeds the day which falls fifteen (15) Business Days after the originally proposed Utilisation Date, provided that the Senior Agent agrees to consult with the Relevant Borrower regarding the Delay in Drawdown prior to breaking the funding pursuant to this paragraph (c)(ii).

(d)                                         The Senior Agent shall by written notice as soon as reasonably practicable after the breaking of funding pursuant to this clause 5.9, advise the Relevant Borrower it has broken the funding and notify the Relevant Borrower whether a further Utilisation Request will be required in relation to the subsequent drawdown of the relevant Senior Allocated Loan or, as the case may be, the relevant Additional Senior Allocated Loan.

(e)              The Relevant Borrower shall pay all funding costs and Break Costs (less Break Gains) in relation to the Delay in Drawdown including without limitation interest and other expenses in respect of such delay. The difference between Break Gains and Break Costs incurred as a result in the Delay in Drawdown (if positive) shall be paid by the Senior Agent to the Collections Account.

(f)               Only one Delay in Drawdown shall be permitted in respect of each Senior Allocated Loan or Additional Senior Allocated Loan.

Utilisation requests if Delay in Drawdown

5.10     (a)               If a Delay in Drawdown exists for a period which is no longer than fifteen (15) Business Days, then no further Utilisation Request shall be required in respect of the drawing down of the relevant Senior Allocated Loan or, as the case may be, the relevant Additional Senior Allocated Loan.

(b)                                         If the Delay in Drawdown is for a period which is longer than fifteen (15) Business Days, then the Senior Agent may, subject to the proviso in Clause 5.9(c)(ii), break the funding and require the Relevant Borrower to issue a further Utilisation Request in respect of the relevant Senior Allocated Loan or, as the case may be, the relevant Additional Senior Allocated Loan.

Funding Indemnity

5.11                                  The Relevant Borrower agrees to direct the Put Counterparty to provide the Relevant Senior Lenders and the Senior Agent with a full funding indemnity in form and substance satisfactory to the Senior Agent (acting reasonably) and the Relevant Senior Lenders in respect of any Delay in Drawdown which may occur in respect of the first Utilisation Date or, as the case may be, the first Utilisation under the Additional Senior Facility.

Bridging Finance

5.12                                  The Senior Finance Parties and the Borrower each agree and acknowledge that the Borrower may enter into Bridging Finance in respect of any Eligible Aircraft which are purchased by the Borrower prior to the first Utilisation Date provided that:

(a)                                           All Bridging Finance is repaid in full on or before the first Utilisation Date;

(b)                                          no Security Interests are created by or in relation to such Bridging Finance that could affect the Security Interests taken by the Secured Parties pursuant to the Security Documents;

(c)                                           no Available Collections, Applicable Proceeds, Put Proceeds, Special Proceeds, Maintenance Reserves, Security Deposits, Total Loss Proceeds, Requisition Proceeds or any other proceeds in respect of the Lease Agreements or the Eligible Aircraft shall be applied by the Borrower towards any repayment of or other payment required pursuant to any Bridging Finance;

(d)                                          all interest, costs and other expenses of any kind incurred in relation to the Bridge Financing shall be financed by the purchase by the Subordinated Note

Holder of Additional Subordinated Loan Notes issued by the Borrower pursuant to the Subordinated Note Purchase Agreement; and

(e)                                           the Borrower shall within ten (10) Business Days of written request by the Senior Agent, provide to the Senior Agent all documentation relating to any Bridging Finance entered into by the Borrower.

Bridging Finance for Additional Eligible Aircraft

5.13                                  The Senior Finance Parties and each Relevant Borrower each agree and acknowledge that a Relevant Borrower may enter into Bridging Finance in respect of any Additional Eligible Aircraft which are purchased by such Relevant Borrower prior to the Utilisation in respect thereof under the Additional Senior Facility provided that:

(a)                                           all Bridging Finance is repaid in full on or before the relevant Utilisation Date under the Additional Senior Facility;

(b)                                          no Security Interests are created by or in relation to such Bridging Finance that could affect the Security Interests taken by the Secured Parties pursuant to the Security Documents;

(c)                                           no Available Collections, Applicable Proceeds, Put Proceeds, Special Proceeds, Maintenance Reserves, Security Deposits, Total Loss Proceeds, Requisition Proceeds or any other proceeds in respect of the Lease Agreements, the Financed Aircraft, or the Additional Eligible Aircraft shall be applied by the Relevant Borrower towards any repayment of or any other payment required pursuant to any Bridging Finance;

(d)                                          all interest, costs, and other expenses of any kind incurred in relation to the Bridge Financing shall be financed by the purchase by the Original Subordinated Note Holder of Additional Subordinated Loan Notes issued by the Relevant Borrower pursuant to the Subordinated Note Purchase Agreement; and

(e)                                           the Relevant Borrower shall within ten (10) Business Days of written request by the Senior Agent, provide to the Senior Agent all documentation relating to any Bridging Finance entered into by such Relevant Borrower.

6.                                               REPAYMENT

Minimum Senior Principal Amount

6.1                                        The Relevant Borrower shall repay the Senior Loan by instalments payable on each Repayment Date. The amount of each instalment shall be equal to the Minimum Senior Principal Amount calculated as follows for each Repayment Date:

X	=	The amount by which SL exceeds FMSPT.

Where

X	=	Minimum Senior Principal Amount for the relevant Repayment Date;

SL	=	The outstanding principal amount of the Senior Loan immediately prior to the payment to be made on the relevant Repayment Date;

FMSPT	=	The aggregate of the Final Minimum Senior Principal Targets for all Financed Aircraft for the relevant Repayment Date.

6.2                                        To the extent that at any time prior to the Maturity Date after application of the Net Available Collections in accordance with clauses 6.1(a)-(k), 6.2 (a)-(g) (inclusive) of the DPP or the application of Applicable Proceeds in accordance with clauses 9.1(a)-(d) or 9.2 (a)-(d), (inclusive) of the DPP, a surplus amount of Net Available Collections or Applicable Proceeds (as applicable) is available (a Surplus Senior Loan Amount) an amount of the Senior Loan equal to the Surplus Senior Loan Amount shall become immediately due and payable, whereupon the Senior Agent shall apply the Surplus Senior Loan Amount to repay the amount of the Senior Loan which has become so due and payable.

Balloon Repayment

6.3                                        On the Maturity Date, the Relevant Borrower shall be obliged to repay in full the principal amount outstanding under the Senior Loan.

Calculation of Final Minimum Senior Principal Amounts

6.4           (a)               On each Utilisation Date the Senior Agent shall prepare a schedule comprising the Repayment Dates and the Final Minimum Senior Principal Targets for each Financed Aircraft and for each Repayment Date. Such schedule (a Final Minimum Senior Principal Schedule) shall be prepared by calculating the product, as of each Repayment Date, of:

(i)

the amount related to such Repayment Date appearing in the column relating to such Financed Aircraft to be financed on such Utilisation Date in the table set out in Schedule 8;

(ii)

the percentages related to such Repayment Date appearing in the column corresponding to the month during which such Utilisation Date occurs in the table set out in Schedule 9; and

(iii)

in the case of a Financed Aircraft funded by Senior Allocated Loan, one hundred per cent (100%), or if the Applicable Ratio related to such Financed Aircraft is greater than ninety percent (90%), the ratio between ninety per cent (90%) and the Applicable Ratio related to such Financed Aircraft.

The parties hereby agree that this clause 6.4(a) shall cease to apply from and after the Amendment and Restatement Effective Date.

(b)                                         For the avoidance of doubt, once the Final Minimum Senior Principal Amounts have been calculated for a Financed Aircraft, such amounts shall not be recalculated when the Senior Agent prepares a new Final Minimum Senior Principal Schedule to take account of any Financed Aircraft in respect of which the Final Minimum Senior Principal Target is subsequently calculated.

(c)                                          Upon preparation of a Final Minimum Senior Principal Schedule, the Senior Agent and the Borrower shall sign a Senior Loan Supplement (to which such Final Minimum Senior Principal Schedule shall be appended) and any previous Final Minimum Senior

Principal Schedule shall be superseded by the Final Minimum Senior Principal Schedule appended to such Senior Loan Supplement.

(d)                                         On each Utilisation Date in respect of an Additional Eligible Aircraft, the Senior Agent shall prepare a schedule comprising the Repayment Dates and the Final Minimum Senior Principal Targets for that Additional Eligible Aircraft. Such schedule (a Final Minimum Senior Principal Schedule) shall be prepared by calculating the product, as of each Repayment Date, of:

(i)

the percentage applicable to each Repayment Date falling after the Utilisation Date, as set out in the table in Schedule 8A; and

(ii)

the Future Market Value for such Additional Eligible Aircraft on each Repayment Date falling after such Utilisation Date as at such related Utilisation Date (which value may be obtained by the Senior Agent by interpolation, if required).

(e)                                          The Senior Allocated Loans Table, as at the Amendment and Restatement Effective Date is attached hereto at Schedule 8. On each Utilisation Date under the Additional Senior Facility, the Senior Agent shall prepare and issue to the Relevant Borrower and the Relevant Senior Lenders a revised Senior Allocated Loans Table to take account of:  (i) principal repayments made up to and including such Utilisation Date and (ii) the Additional Senior Allocated Loan drawn on such Utilisation Date. Upon issue of such revised Senior Allocated Loans Table, any previous Senior Allocated Loans Table shall be superseded by the revised Senior Allocated Loans Table.

(f)                                            On each of (i) the date which falls one (1) year after the Amendment and Restatement Effective Date and (ii) the date which falls on the last day of the Additional Availability Period, the Senior Agent shall prepare and issue to the Relevant Borrower and Relevant Senior Lenders a new Senior Allocated Loans Table, so as to harmonise the exposure of the Relevant Senior Lenders to each Financed Aircraft and to take account of those Additional Eligible Aircraft that have become Financed Aircraft during the Additional Availability Period.

(g)                                         Each Senior Allocated Loan Table prepared pursuant to sub-clauses 6.4(e) and 6.4(f) shall be prepared to provide that, for each Senior Allocated Loan in respect of a Financed Aircraft, the ratio of A:B is equivalent to the ratio of C:D where at any date:

“A” is the principal amount then outstanding under such Senior Allocated Loan in respect of such Financed Aircraft;

“B” is the aggregate principal amount then outstanding under the Senior Loan;

“C” is the most recent Subsequent Half-Life Appraised Value of such Financed Aircraft; and

“D” is the aggregate of the most recent Subsequent Half-Life Appraised Values for all Financed Aircraft.

Upon issue of such new Senior Allocated Loans Table, any previous Senior Allocated Loans Table shall be superseded by the new Senior Allocated Loans Table. For the avoidance of doubt, the aggregate amount of all Relevant Senior Allocated Loans after any adjustment shall remain identical to the aggregate amount of all Relevant Senior Allocated Loans prior to such adjustment.

No Re-borrowing

6.5                                          The Relevant Borrower may not re-borrow any part of the Senior Loan which is repaid or prepaid.

Allocation of payments

6.6                                          Any payment of principal made by the Relevant Borrower pursuant to clauses 6.1, 6.2 or 6.3 shall be applied pro rata against the principal amount outstanding under each Relevant Senior Allocated Loan.

7.                                               PREPAYMENT AND CANCELLATION

Illegality affecting Senior Lender

7.1                                          If it becomes unlawful or contrary to any applicable law in any jurisdiction for a Relevant Senior Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in the Senior Loan or any Relevant Senior Allocated Loan:

(a)                                           that Relevant Senior Lender shall promptly notify the Senior Agent and the Relevant Borrower upon becoming aware of that event;

(b)                                          if, at that time, the affected Relevant Senior Allocated Loan has not been made, the Commitment or, as the case may be, the Additional Commitment of that Relevant Senior Lender will be immediately cancelled; and

(c)                                           the Relevant Borrower shall repay that Relevant Senior Lender’s participation in the Senior Loan on the last day of the Interest Period occurring after the Senior Agent gives notice to the Relevant Borrower pursuant to paragraph (a) above.

Illegality affecting Relevant Borrower

7.2                                          If it becomes unlawful or contrary to any applicable law in any jurisdiction for the Relevant Borrower to perform any of its obligations under this Agreement or any Operative Document, or this Agreement or any Operative Document becomes wholly or partially invalid or unenforceable:

(a)                                           the Relevant Borrower shall notify the Senior Agent as soon as reasonably practicable upon becoming aware of that event or the Senior Agent shall as soon as reasonably practicable notify the Relevant Borrower and the Relevant Senior Lenders upon becoming aware of that event; and

(b)                                          the Relevant Borrower shall repay the Senior Loan in full on the earlier of:

(i)

the date on which it becomes unlawful or contrary to applicable law in any jurisdiction for the Relevant Borrower to perform its obligations under this Agreement or any of the Operative Documents, or this Agreement or any Operative Document becomes wholly or partially invalid or unenforceable; and

(ii)

the date falling five (5) Business Days after the expiry of any mitigation period entered into pursuant to clause 15.1.

Mandatory Prepayment

7.3                                          If a Mandatory Prepayment Event occurs, then on the Repayment Date immediately following the date on which the Relevant Borrower receives any Applicable Proceeds relating to such Mandatory Prepayment Event, the Borrower shall prepay the full outstanding principal amount of the Relevant Senior Allocated Loan related to the Financed Aircraft in respect of which the Mandatory Prepayment Event has occurred. All such Applicable Proceeds shall be applied by the Collateral Trustee in accordance with clause 9.1 of the DPP.

Sale of Aircraft Pursuant to a Put Agreement

7.4                                          If the Relevant Borrower sells a Financed Aircraft in accordance with the provisions of a Put Agreement, then on the Repayment Date which is the relevant Put Option Date, the Relevant Borrower shall repay the full outstanding principal amount of the Relevant Senior Allocated Loan related to the Financed Aircraft in respect of which the provisions of the relevant Put Agreement have been exercised. All such Put Proceeds shall be applied by the Collateral Trustee in accordance with clause 10 of the DPP.

Voluntary prepayment of Senior Loan

7.5           (a)               Subject to Clause 7.5(b), the Relevant Borrower may, if it gives the Senior Agent not less than five (5) Business Days’ prior notice (or such shorter period as the Senior Agent acting reasonably may agree), prepay on any Repayment Date the whole or any part of the Senior Loan (but, if in part, being an amount that reduces the Senior Loan by an integral multiple of United States Dollars two million (US$2,000,000) without penalty, fee or premium save as stated in clauses 10.2 and 7.5(d).

(b)                                         The Relevant Borrower shall repay in full the amount outstanding under the Liquidity Facility prior to the prepayment of any part of the Senior Loan pursuant to clause 7.5(a).

(c)                                          Any prepayment under clause 7.5(a) shall be applied pro rata against the principal amount outstanding under each Relevant Senior Allocated Loan.

(d)                                         The Relevant Borrower shall pay all Break Costs (less Break Gains) in respect of any prepayment of any part of the Senior Loan pursuant to clause 7.5(a).

(e)                                          The difference between Break Gains less Break Costs (if positive) in respect of a prepayment of any part of the Senior Loan pursuant to clause 7.5(a) shall be paid to the Collections Account for application in accordance with the DPP.

Right of repayment and cancellation in relation to a single Senior Lender

7.6           (a)                If:

(i)

any sum payable to a Relevant Senior Lender by the Relevant Borrower is required to be increased under paragraph (c) of clause 12.1 (Tax gross-up); or

(ii)

a Relevant Senior Lender claims indemnification from the Relevant Borrower under clause  12.2 (Tax indemnity) or clause 13 (Increased costs);

the Relevant Borrower may, whilst (in the case of paragraphs (i) and (ii) above) the circumstance giving rise to the requirement or indemnification continues, give the Senior Agent notice of cancellation of the Commitment or, as the case may be,

Additional Commitment of the Relevant Senior Lender and its intention to procure the prepayment of that Relevant Senior Lender’s participation in the Senior Loan.

(b)                                         On receipt of a notice referred to in paragraph (a), the Commitment or, as the case may be, Additional Commitment of the Relevant Senior Lender shall immediately be reduced to zero.

(c)                                          On the last day of each Interest Period which ends after the Relevant Borrower has given notice under paragraph (a) (or, if earlier, the date specified by the Borrower in that notice), the Relevant Borrower shall prepay the Relevant Senior Lender’s participation in the Senior Loan.

Restrictions

7.7           (a)               Any notice of cancellation or prepayment given by the Relevant Borrower under this clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)                                         Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid, any Break Costs (and/or less Break Gains, if any), and, if applicable, any Prepayment Fee payable pursuant to clause 10.2.

(c)                                          The Relevant Borrower may not reborrow any part of the Senior Facility or Additional Senior Facility which is prepaid.

(d)                                         The Relevant Borrower shall not repay or prepay all or any part of the Senior Loan or cancel all or any part of the Commitments or, as the case may be, Additional Commitments, except at the times and in the manner expressly provided for in this Agreement.

(e)                                          No amount of the Total Commitments or, as the case may be, Additional Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)                                            If the Senior Agent receives a notice under this clause 7 it shall promptly forward a copy of that notice to either the Relevant Borrower or the affected Senior Lender, as appropriate.

Special Repayments and Prepayments

7.8                                          If after the Delivery Date in respect of a Financed Aircraft, the Relevant Borrower receives any Special Proceeds in respect of that Financed Aircraft, the Relevant Borrower shall on the Repayment Date immediately following the date on which the Relevant Borrower receives any Special Proceeds, pay to the Collections Account for allocation by the Collateral Trustee pursuant to clause 9.2 (Application of Special Proceeds) of the DPP a sum calculated as the product of:

(a)                                           the ratio between the Relevant Senior Allocated Loan in respect of the Financed Aircraft and the Purchase Price in respect of that Financed Aircraft;

(b)                                          multiplied by the amount of Special Proceeds received.

7.9                                          If the Borrower has not purchased all of the Eligible Aircraft by the end of the Availability Period, the Borrower shall on the expiry of the Availability Period pay to the Collections Account for allocation by the Collateral Trustee pursuant to clause 9.2 (Application of Special Proceeds) of the DPP a sum calculated as follows:

(a)                                           ten per cent (10%), if the weighted average age of the Financed Aircraft acquired by the Borrower as at the expiry of the Availability Period is less than or equal to thirteen (13) years; or

(b)                                         if the weighted average age of the Financed Aircraft acquired by the Borrower as at the expiry of the Availability Period exceeds thirteen (13) years, the lower of:

(i)

ten percent (10%), plus one percent (1%) for each incremental month of age over thirteen (13) years of the weighted average age of the Financed Aircraft acquired by the Borrower as at the expiry of the Availability Period;  and

(ii)

twenty-five percent (25%)

in each case, of the aggregate Notional Senior Allocated Loan Amount (calculated as if the Utilisation Date in respect of the relevant Notional Senior Allocated Loan Amount was the last day of the Availability Period) in respect of each Eligible Aircraft which has not been purchased by the Borrower during the Availability Period.

7.10     (a)               If, at any time, the aggregate amount outstanding under the Senior Loan that relates to Financed Aircraft leased to a single Lessee exceeds the Concentration Limit, (but excluding in circumstances where such exceeding of the Concentration Limit has resulted from the exercise of the put option in relation to a Financed Aircraft pursuant to the Put Agreement) then upon notice given by the Senior Agent to the Relevant Borrower, the Relevant Borrower shall on the Repayment Date immediately following such notice, or where the next Repayment Date is within five (5) Business Days of such notice being given, on the second Repayment Date immediately following such notice, prepay such amount of the Senior Loan as shall be sufficient to ensure that following such prepayment the aggregate amount outstanding under the Senior Loan that relates to Financed Aircraft leased to a single Lessee does not exceed the Concentration Limit.

(b)                                         It is acknowledged by the Parties that, as at the Amendment and Restatement Effective Date, the aggregate amount outstanding under the Senior Loan that relates to Original Financed Aircraft:

(i)

leased to TAM is in excess of the Concentration Limit; and

(ii)

leased to Air France is potentially in excess of the Concentration Limit and will be so if two (2) or more Financed Aircraft currently leased to TAM are sold and, at such time, no Additional Senior Allocated Loans have been made (the Relevant Scenario);

In recognition of the above, the parties agree that, for the purposes of Clause 7.10(a), the Relevant Borrower shall not be deemed to have exceeded the Concentration Limit:

(A)              in the circumstances described in (i) above, nor

(B)                in relation to Financed Aircraft leased to Air France, solely by reason of the occurrence of the Relevant Scenario,

such that, in each such case, Clause 7.10(a) shall not apply (Clause 7.10(a) not applying in such circumstances, the Exception). However, following the Amendment and Restatement Effective Date (in the case of Financed Aircraft leased to TAM) and following the occurrence of the Relevant Scenario (in the case of Financed Aircraft leased to Air France), the Exception shall not apply if, after such date, the Concentration Limit, having been satisfied, once again ceases to be satisfied in relation to the Senior Loan outstanding to TAM or, as the case may be, to Air France.

(c)                                           At any time after the first anniversary of the Amendment and Restatement Effective Date, the Relevant Borrower shall be entitled to request a waiver from the Senior Agent (acting on the instructions of the Majority Lenders) with respect to the satisfaction of the Concentration Limit in relation to Financed Aircraft leased to either TAM or to Air France. In considering whether or not to grant such waiver, the Majority Lenders shall have regard to (i) the identity, jurisdiction and financial condition of the relevant Lessee and (ii) the financial performance and cash flows in respect of the portfolio of Financed Aircraft, taken as a whole.

7.11                                    If, prior to the purchase of an Additional Eligible Aircraft there are any grounds for reasonably believing that the Additional Seller may be subject to insolvency, receivership or bankruptcy procedures or any similar legal action in the near future (a Relevant Additional Seller), and in those circumstances a legal opinion is not provided by the Relevant Borrower to the Senior Agent, then if, following the acquisition of such Additional Eligible Aircraft from the Relevant Additional Seller, either such acquisition is rescinded or the title acquired from the Relevant Additional Seller is put in jeopardy or not recognised, then the Relevant Borrower shall be obliged, at the time a court issues a final judgment or order which does not recognise or rescinds the transfer of title to the Additional Eligible Aircraft, to prepay the Senior Loan in an amount equal to the full amount of the Additional Senior Allocated Loan in respect of that Additional Aircraft.

7.12                                    If any Additional Financed Aircraft which is an LOI Aircraft is not placed on lease to a Lessee pursuant to a Lease Agreement within the 60-day period referred to in paragraph (b) of the definition of Off-Lease Aircraft, then such LOI Aircraft shall immediately be considered to be an Off-Lease Aircraft and the Relevant Borrower shall, on the Repayment Date immediately following the last day of such 60-day period, prepay the Senior Loan:

(a)                                           if that LOI Aircraft is the only Off-Lease Aircraft at that time, in an amount equal to the difference between (i) the amount resulting from the multiplication of the Senior Allocated Loan related to that LOI Aircraft by the percentage appearing in column 2 of the table set out in Schedule 9A opposite the aircraft type which corresponds to that LOI Aircraft and (ii) the amount resulting from the multiplication of the Senior Allocated Loan related to that LOI Aircraft by the percentage appearing in column 3 of the table set out in Schedule 9A opposite the aircraft type which corresponds to that LOI Aircraft; or

(b)                                          if there are more than one Off-Lease Aircraft as at the Utilisation Date for that LOI Aircraft and which remain Off-Lease Aircraft at that time, in an amount equal to the Additional Senior Allocated Loan relating to such LOI Aircraft.

8.               INTEREST

Calculation of Interest

8.1              The rate of interest on the Senior Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)              Senior Margin; and

(b)              LIBOR;

calculated on the basis of a year of three hundred and sixty (360) days and the actual number of days elapsed in each Interest Period.

Payment of interest

8.2              The Relevant Borrower shall pay accrued interest on the Senior Loan on each Repayment Date.

Default interest

8.3              If the Relevant Borrower fails to pay any amount payable by it under an Operative Document to the Senior Finance Parties on its due date interest at the Senior Default Rate shall accrue on the overdue amount from the due date until the date of actual payment (both before and after judgment).

8.4              Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

Notification of rates of interest

8.5             The Senior Agent shall promptly notify the Relevant Senior Lenders and the Relevant Borrower of the determination of a rate of interest under this Agreement.

9.                INTEREST PERIODS

9.1              The first Interest Period for a Relevant Senior Allocated Loan shall start on its Utilisation Date and end on the immediately succeeding Repayment Date. Each subsequent Interest Period shall start on the last day of its preceding Interest Period and end on the immediately succeeding Repayment Date.

9.2              An Interest Period shall not extend beyond the Maturity Date.

10.             FEES

Commitment Fee

10.1     (a)     The Borrower shall pay to the Senior Agent (for the account of the Senior Lenders each in the proportion which its unutilised Commitment bears to the unutilised Total Commitments) a fee in Dollars computed based on the actual number of days elapsed at the rate of zero point three seven five percent (0.375%) per annum and based on a year of three hundred and sixty (360) days on an amount equal to the daily average unutilised Total Commitments calculated with reference to the period from and including the Closing Date to the Utilisation Date in respect of the last Eligible Aircraft to be financed herewith.

(b)              The accrued commitment fee is payable on each Repayment Date in the Relevant Availability Period and, if the unutilised Senior Facility is cancelled in full, on the date the cancellation is effective.

(c)              The Relevant Borrower shall pay to the Senior Agent (for the account of the Additional Senior Lenders each in the proportion which its utilised Additional Commitment bears to the unutilised Additional Total Commitments) a fee in Dollars computed based on the actual number of days elapsed at the rate of zero point three five per cent (0.35%) per annum and based on a year of three hundred and sixty (360) days on an amount equal to the daily average unutilised Additional Total Commitments calculated with reference to the period from and including the Amendment and Restatement Effective Date to the Utilisation Date in respect of the last Additional Eligible Aircraft to be financed herewith.

(d)              The accrued commitment fee is payable on each Repayment Date in the Additional Availability Period and, if the unutilised Additional Senior Facility is cancelled in full, on the date the cancellation is effective.

Prepayment Fee

10.2            If the Relevant Borrower prepays any amount of the Senior Loan in accordance with clause 7.5 the Relevant Borrower shall pay to the Senior Agent (for the account of the Relevant Senior Lenders each in the proportion which its participation in the Senior Loan bears to the total amount of the Senior Loan) a fee in Dollars computed at the rate of:

(a)              a half a per cent (0.5%) (if the Prepayment Date occurs prior to the first anniversary of the Closing Date); or

(b)              a quarter per cent (0.25%) (if the Prepayment Date occurs on or after the first anniversary of the first Closing Date and prior to the second anniversary of the Closing Date),

in each case, of the amount so prepaid.

10.3            No prepayment fee shall be payable in respect of:

(a)              any amount prepaid in accordance with clause 7.5 after the second anniversary of the Closing Date;

(b)              the application of any Applicable Proceeds, Special Proceeds or Put Proceeds in accordance with the terms and conditions of the Operative Documents; or

(c)              any amount prepaid in accordance with clauses 7.10, 7.11 or 7.12.

Agency Fee

10.4            The Relevant Borrower shall pay to the Senior Agent (for its own account) certain fees calculated pursuant to the Agency and Collateral Trustee Fee Letter at the times, in the amounts and in the manner set out in the Agency and Collateral Trustee Fee Letter.

Arrangement Fee

10.5  (a)     The Relevant Borrower shall pay to the Senior Arranger on the Closing Date an arrangement fee as calculated in accordance with the Arrangement Fee Letter.

(b)              The Relevant Borrower shall pay to the Senior Arranger on the Amendment and Restatement and Effective Date, certain fees as calculated in accordance with the Additional Arrangement Fee Letter.

11.             DETERMINATION OF LIBOR, CHANGES TO THE CALCULATION OF INTEREST, BREAK COSTS  AND BREAK GAINS

Absence of Quotations

11.1            Subject to clause 11.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

Market disruption

11.2  (a)     If a Market Disruption Event occurs in relation to the Senior Loan for any Interest Period, then the rate of interest on each Relevant Senior Lender’s share of the Senior Loan for the Interest Period shall be the rate per annum which is the sum of:

(i)

the Senior Margin; and

(ii)

the rate notified to the Senior Agent by the Relevant Senior Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Relevant Senior Lender of funding its participation in the Senior Loan from whatever source it may reasonably select.

(b)              In this Agreement Market Disruption Event means at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Senior Agent to determine LIBOR for the relevant currency and Interest Period.

Alternative basis of interest or funding

11.3  (a)     If a Market Disruption Event occurs and the Senior Agent or the Relevant Borrower so requires, the Senior Agent and the Relevant Borrower shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)              Any alternative basis agreed pursuant to paragraph (a) shall, with the prior consent of all the Relevant Senior Lenders, the Junior Lenders, the Put Counterparty and the Borrower, be binding on all Parties.

Break Costs and Break Gains

11.4            The Relevant Borrower shall, within three (3) Business Days of written demand by a Senior Finance Party, pay to that Senior Finance Party its Break Costs attributable to all or any part of the Senior Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for the Senior Loan or Unpaid Sum (including, without limitation, as a result of any indemnity payment).

11.5            Each Relevant Senior Lender shall, within three (3) Business Days of written demand by the Relevant Borrower, pay to the Collateral Trustee any Break Gains attributable to all or any part of the Senior Loan or Unpaid Sum being paid by the Relevant Borrower on a day other than the last day of an Interest Period for the Senior Loan or Unpaid Sum. All such Break Gains shall be applied by the Collateral Trustee in accordance with the DPP.

11.6            Each Relevant Senior Lender shall, as soon as reasonably practicable after a demand by the Senior Agent, provide a certificate confirming the amount of its Break Costs or any Break Gains setting out reasonably detailed calculations for any Interest Period in which they accrue.

12.             TAX GROSS UP AND INDEMNITIES

Tax Gross Up

12.1  (a)     The Relevant Borrower shall make all payments to be made by it, and shall procure that all payments made on its behalf are made, without any Tax Deduction, unless a Tax Deduction is required by law.

(b)              The Relevant Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Senior Agent accordingly. Similarly, a Relevant Senior Lender shall notify the Senior Agent on becoming so aware in respect of a payment payable to that Senior Lender. If the Senior Agent receives such notification from a Relevant Senior Lender it shall as soon as reasonably practicable notify the Relevant Borrower.

(c)              If a Tax Deduction is required by law to be made by the Relevant Borrower, the amount of the payment due from it shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)              The Relevant Borrower shall not be required to make an increased payment to a Relevant Senior Lender under sub-clause (c) above for a Tax Deduction in respect of tax imposed by The Netherlands from a payment of interest on a Loan, if on the date on which the payment falls due the Relevant Senior Lender is a Treaty Lender and the Relevant Borrower is able to demonstrate that the payment could have been made to the Relevant Senior Lender without the Tax Deduction had that Relevant Senior Lender complied with its obligations under sub-clause (h) below.

(e)              The Additional Borrower shall not be required to make an increased payment to a Relevant Senior Lender under sub-clause (c) above for a Tax Deduction in respect of tax imposed by Ireland from a payment of interest on the Senior Loan if on the Repayment Date the Relevant Senior Lender is in breach of the representation in sub-clause (i) below, except if such breach results from a change after the date it became a Relevant Senior Lender under this Agreement in (or in the interpretation, administration or application of) any law or treaty or any published practice or concession of any relevant taxing authority.

(f)               If the Relevant Borrower is required to make a Tax Deduction, the Relevant Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(g)              Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Relevant Borrower shall deliver to the Senior Agent for the Senior Finance Party entitled to the payment evidence reasonably satisfactory to that Senior Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(h)              A Treaty Lender and the Relevant Borrower which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for the Relevant Borrower to obtain authorisation to make that payment without a Tax Deduction.

(i)               Each Relevant Senior Lender represents and warrants that, on the date of this Agreement and on each Repayment Date, it is a Qualifying Lender.

Tax indemnity

12.2  (a)     The Relevant Borrower shall (within three (3) Business Days of written demand by the Senior Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of an Operative Document.

(b)              Sub-clause (a) above shall not apply:

(i)

with respect to any Tax assessed on a Protected Party:

(A)          under the law of the jurisdiction in which that Protected Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Protected Party is treated as resident for tax purposes or that Protected Party carries on a business through a permanent establishment in the relevant jurisdiction (or jurisdictions); or

(B)           under the law of the jurisdiction in which that Protected Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Protected Party; or

(ii)

to the extent a loss, liability or cost:

(A)            is compensated for by an increased payment under clause 12.1; or

(B)             would have been compensated for by an increased payment under clause 12.1 but was not so compensated solely because the exclusions in clause 12.1(e) applied;

(iii)

with respect to:

(A)          Taxes which are imposed on or suffered by a Protected Party as a result of the fraud, wilful misconduct or gross negligence of such Protected Party;

(B)           any penalties, fines or surcharges incurred by a Protected Party in respect of any Taxes either:

(I)

in respect of which Taxes such person has been indemnified and received payment in full by the Relevant Borrower pursuant hereto or any other Operative Document prior to the date on which such Taxes became overdue; or

(II)

in respect of which Taxes or interest the Relevant Borrower’s liability has been excluded by the terms of this Agreement or any other Operative Document;

(C)           Taxes to the extent such Taxes would not have arisen but for any failure by a Protected Party to file in a timely manner any relevant tax return, tax computation, statement, document or specifically identified claim form which such person was obliged to file by any applicable law of its jurisdiction of incorporation or that of its Facility Office or any other jurisdiction in which such person carries on business and which such person was aware it was obliged by applicable law to file except for any such failure caused by the Relevant Borrower; or

(D)           Taxes which are actually indemnified in favour of such person pursuant to any of the other provisions of this Agreement or any of the other Operative Documents.

(c)              A Protected Party making, or intending to make a claim under paragraph 12.2 above shall promptly notify the Senior Agent of the event which will give, or has given, rise to the claim, following which the Senior Agent shall notify the Relevant Borrower.

(d)              A Protected Party shall, on receiving a payment from the Relevant Borrower under this Clause 12, notify the Senior Agent.

Tax Credit

12.3            If the Relevant Borrower makes a Tax Payment and the relevant Senior Finance Party determines that:

(a)              a Tax Credit is attributable either to an increased payment of which that Tax Payment forms a part, or to that Tax Payment; and

(b)              that Senior Finance Party has obtained, utilised and retained that Tax Credit, the Senior Finance Party shall pay an amount to the Relevant Borrower which that Senior Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Relevant Borrower and the circumstances giving rise to it had not arisen.

Stamp taxes

12.4            The Relevant Borrower shall pay and, within three (3) Business Days of written demand, indemnify each Senior Finance Party against any stamp duty, registration, transfer and other documentary and other similar Taxes payable in respect of any Operative Document, provided always that in respect of any transfer by a Relevant Senior Lender the Relevant Borrower shall not be required to make any payment under this Clause 12.4 and the provisions of clause 20 (Changes to the Relevant Senior Lenders) shall apply.

Value added tax

12.5            All consideration expressed to be payable under an Operative Document by any party to such document shall be deemed to be exclusive of any VAT. If VAT is chargeable on any supply made by any Senior Finance Party to the Relevant Borrower in connection with an Operative Document, the Relevant Borrower shall pay to the Senior Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

12.6            Where an Operative Document requires the Relevant Borrower to reimburse a Senior Finance Party for any costs or expenses, the Borrower shall also at the same time pay and indemnify the Senior Finance Party against all VAT incurred by the Senior Finance Party in respect of the costs or expenses to the extent that the Senior Finance Party reasonably determines that it is not entitled to credit or repayment of the VAT.

Tax Contest

12.7            A Senior Finance Party shall provide the Relevant Borrower with a notice of any claim (for the purposes of this Clause 12 a Claim Notice) of any assessment for Taxes (for the purposes of this Clause 12, an Assessment) for which the Relevant Borrower is or may be responsible to such Senior Finance Party, together with copies of all documentation reasonably necessary and available for the purposes of determining whether or not to dispute the Claim Notice and/or the Assessment, promptly following receipt of an Assessment or receiving a written communication from any Governmental Authority which may give rise to a liability for the Relevant Borrower under or pursuant to the provisions of this Clause 12, provided always that the Relevant Borrower shall pay all reasonable costs of each affected Senior Finance Party incurred in complying with this Clause 12.7.

12.8            If the Relevant Borrower is required to make a payment in respect of a claim under and pursuant to the provisions of this Clause 12 in respect of Taxes and the Relevant Borrower is disputing or proposes to dispute, or has requested or is proposing to request the relevant Senior Finance Party to dispute, the relevant Claim Notice and/or Assessment if payment of some or all the Assessment is required in order to dispute the Claim Notice and/or the Assessment, the Borrower must pay to the relevant Senior Finance Party on or prior to the last date on which payment of the Assessment may be made without incurring interest and/or penalties the minimum amount of the Assessment due.

12.9            If the Relevant Borrower has received a Claim Notice in accordance with the provisions of Clause 12.7, the relevant Senior Finance Party must, if the Relevant Borrower so requests by written notice to such Senior Finance Party and provided that such Senior Finance Party is entitled to do so, within seven (7) days of receipt of such written notice from the Relevant Borrower and, in any event, within such time as is necessary to enable any objection or appeal against the Claim Notice and/or the Assessment to be filed or lodged, take or procure that there is taken such action as is necessary to ensure that any objection or appeal against the Claim Notice and/or Assessment is filed or lodged and otherwise take or procure that there is taken all such other action as the Relevant Borrower may reasonably request from time to time by notice to the relevant Senior Finance Party to object to or appeal against the Claim Notice and/or Assessment or otherwise cause the Claim Notice and/or Assessment to be withdrawn, defended, settled or compromised in a manner reasonably satisfactory to the Relevant Borrower, provided that this Clause 12.9 shall only apply to the extent that the Borrower indemnifies the relevant Senior Finance Party for all costs and expenses reasonably incurred as a result of complying with this Clause 12.9 and no action shall be required to be taken pursuant to this Clause 12.9 if:

(a)              the relevant Senior Finance Party’s business could be negatively affected by any steps required to be taken pursuant to this clause 12.9; and/or

(b)              reputable counsel informs the relevant Senior Finance Party that the relevant objection or appeal is unlikely to succeed.

12.10          Each affected Senior Finance Party shall provide the Relevant Borrower with copies of all material correspondence with the relevant Governmental Authority and shall not compromise or settle any Assessment in so far as it concerns an indemnified Tax or agree any matter which may affect the outcome of any dispute or negotiation in relation to any such indemnified Tax liability without the written consent of the Relevant Borrower, provided always that the Relevant Borrower shall pay all reasonable costs of each affected Senior Finance Party incurred in complying with this Clause 12.10.

13.             INCREASED COSTS

Increased costs

13.1  (a)     Subject to clause 13.3 the Relevant Borrower shall, within five (5) Business Days of written demand by the Senior Agent, pay for the account of a Senior Finance Party the amount of any Increased Costs incurred by that Senior Finance Party or any of its affiliates as a result of:

(i)      the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

(ii)     compliance with any law or regulation,

in each case made, exacted or imposed after the date of this Agreement.

(b)              In this Agreement Increased Costs means:

(i)      a reduction in the rate of return from the Senior Facility or the Additional Senior Facility on a Senior Finance Party’s (or its affiliate’s) overall capital;

(ii)     an additional or increased cost; or

(iii)    a reduction of any amount due and payable under any Operative Document,

which is incurred or suffered by a Senior Finance Party or any of its affiliates to the extent that it is attributable to that Senior Finance Party having entered into its Commitment, or as the case may be, Additional Commitment or funding or performing its obligations under any Operative Document.

Increased cost claims

13.2  (a)     A Senior Finance Party intending to make a claim pursuant to Clause 13.1 shall notify the Senior Agent of the event giving rise to the claim, following which the Senior Agent shall promptly notify the Relevant Borrower.

(b)              Each Senior Finance Party shall, as soon as practicable after a demand by the Senior Agent, provide a certificate setting out reasonably detailed calculations confirming the amount of its Increased Costs.

Exceptions

13.3            Clause 13.1 does not apply to the extent any Increased Cost is:

(a)              a Tax or is attributable to a Tax;

(b)              compensated for by Clause 12.2 (or would have been compensated for under clause 12.2 but was not so compensated solely because any of the exclusions in sub-clause (b) of that clause applied);

(c)              incurred by a Senior Finance Party or any of its affiliates as a result of complying with any applicable law or regulation after the date hereof in connection with the implementation of any provision of the Basel II Capital Accord; or

(d)              attributable to the wilful breach by the relevant Senior Finance Party or its Affiliates of any law or regulation.

14.             OTHER INDEMNITIES

Operational indemnity

14.1            The Relevant Borrower agrees to defend, indemnify and hold harmless each of the Senior Finance Parties on demand from and against any and all Losses as a result of claims by third parties (regardless of when the same are made or incurred):

(a)              which may at any time be suffered or incurred directly or indirectly as a result of or connected with the possession, delivery, performance, transportation, replacement, exchange, removal, pooling, interchange, sub-leasing, wet leasing, chartering, importation, exportation, storage, presence, management, ownership, registration, control, maintenance, condition, service, repair, overhaul, leasing, use, operation or redelivery of any Financed Aircraft (or any part thereof) (either in the air or on the ground) whether or not such Losses may be attributable to any defect in any Financed Aircraft (or any part thereof) or to its design, testing or use or otherwise, and regardless of when the same arises or whether it arises out of or is attributable to any act or omission, negligent or otherwise, of any Senior Finance Party;

(b)              which arise out of any act or omission which invalidates or which renders voidable any of the insurances in relation to any Financed Aircraft;

(c)              which arise in relation to preventing or attempting to prevent the arrest, confiscation, seizure, taking in execution, impounding, forfeiture or detention of any Financed Aircraft (or any part thereof), or in securing its release; or

(d)              which may at any time be suffered or incurred as a consequence of any design, article or material in any Financed Aircraft (or any part thereof) or its operation or use constituting an infringement of patent, copyright, trademark, design or other proprietary right or a breach of any obligation of confidentiality owed to any person in respect of any of the matters referred to in this clause 14.1(d).

but excluding any Loss in relation to a particular Senior Finance Party to the extent that such Loss:

(i)

arises solely as a result of the gross negligence or wilful misconduct of such Senior Finance Party; or

(ii)

constitutes the ordinary and usual operating and overhead expenses of such Senior Finance Party; or

(iii)

has been recovered and retained by such indemnitee pursuant to another indemnity provision of this Agreement;

(iv)

would not have been incurred or suffered, or otherwise would not have arisen, but for any breach by that indemnitee of any of its express representations,

warranties or obligations under any Operative Document, or had not failed in the observance and performance of its express obligations under any Operative Document (but excluding any breach in consequence of a failure by any Obligor to perform any of its obligations thereunder);

(v)

relates to any loss of anticipated profit or return (including loss of Senior Margin), the Relevant Borrower’s liability for which, to the extent thereof is set out in clause 13;

(vi)

arises as a result of the existence of any Security Interest created by or through that indemnitee; or

(vii)

is a Tax or a loss of Tax benefits, which is indemnified pursuant to clause 12.

For purposes of the foregoing provision, gross negligence means, in relation to a Senior Finance Party, any intentional or conscious action or decision of such Senior Finance Party which is taken with reckless disregard for the consequences of such action or decision.

The indemnities contained in this clause 14.1 will continue in full force after the end of the Security Period.

Currency indemnity

14.2  (a)     The Relevant Borrower shall, as an independent obligation, within five (5) Business Days of written demand, indemnify each Senior Finance Party against any cost, loss or liability which that Senior Finance Party incurs as a consequence of:

(i)

that Senior Finance Party receiving an amount in respect of the Relevant Borrower’s liability under the Operative Documents; or

(ii)

that liability being converted into a claim, order, judgment or award; or

(iii)

in a currency (the new currency) other than the currency in which the amount is expressed to be payable under the relevant Operative Document, including any cost, loss or liability arising from any difference between exchange rates used to convert that liability to the new currency and exchange rates available to the Senior Finance Party when it receives an amount in respect of that liability.

(b)              Unless otherwise required by law, the Relevant Borrower waives any right it may have in any jurisdiction to pay any amount under the Operative Documents in a currency or currency unit other than that in which it is expressed to be payable.

Other indemnities

14.3            The Relevant Borrower shall within five (5) Business Days of written demand, indemnify each Senior Finance Party and the Senior Agent against any cost, loss or liability (including, without limitation, legal fees and Break Costs) incurred by that Senior Finance Party as a result of:

(a)              any action or step taken to enforce or preserve the rights, or in contemplation of or in connection with the enforcement or preservation of any rights, of the Senior Finance Parties and the Senior Agent under the Operative Documents during the occurrence of any Senior Event of Default;

(b)              funding, or making arrangements to fund, its participation in a Senior Loan requested by the Relevant Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Relevant Senior Lender alone); or

(c)              the Senior Loan (or any Relevant Senior Allocated Loan) not being prepaid in accordance with a notice of prepayment given by the Relevant Borrower.

Indemnity to the Senior Agent

14.4            The Relevant Borrower shall promptly indemnify the Senior Agent on demand against any cost, loss or liability incurred by the Senior Agent (acting reasonably) as a result of:

(a)              the execution or exercise or bona fide purported execution or exercise of the rights, powers, authorities and duties created or conferred by or pursuant to the Operative Documents or in respect of any action taken or omitted by the Security Agent under the Operative Documents, in each case, in a manner consistent with the rights and interests of the Finance Parties under the Operative Documents; or

(b)              acting or relying on any notice, request or instruction from an Obligor which it reasonably believes to be genuine, correct and appropriately authorised.

15.             MITIGATION BY THE RELEVANT SENIOR LENDERS

Mitigation

15.1  (a)     Subject to clauses 15.1(b), (c) and (d), if the Relevant Borrower becomes obliged to make any payment or increased payment, or any illegality or cancellation occurs under any of clauses 7.1 (Illegality affecting Relevant Senior Lender), 7.2 (Illegality affecting Relevant Borrower), 7.3 (Mandatory Prepayment), 12.1 (Tax Gross-up), 12.2 (Tax Indemnity), 12.4 (Stamp taxes), 12.5 (Value Added Tax), or 13 (Increased Costs) then, without in any way limiting, reducing or otherwise qualifying the rights and obligations of the Finance Parties under any provision of the Operative Documents, upon receipt of notice from the Relevant Borrower to the effect that such payment or increased payment is required to be made or such cancellation will occur, each Senior Finance Party shall, for a period of thirty (30) days (or such longer period as the Senior Agent may agree in its sole discretion), in consultation with the Relevant Borrower, take such reasonable steps as are necessary to mitigate such circumstances which may arise and which would result in such amount becoming so payable or so cancelled, including (but not limited to) transferring its rights and obligations under the Operative Documents to another Affiliate or Facility Office, provided always that in respect of an illegality affecting the Borrower pursuant to clause 7.2 (Illegality affecting Relevant Borrower) the provisions of clause 7.2 shall apply to any such mitigation.

(b)              Paragraph 15.1(a) above shall only apply to the extent that:

(i)

such action or delay is not prohibited by law;

(ii)

no Senior Default has occurred and is continuing;

(iii)

all amounts due and payable by any Obligor to the Senior Finance Parties pursuant to the Operative Documents have been paid;

(iv)

such action or delay does not and would not be reasonably expected to result in the rights and interests of the Senior Finance Parties being materially adversely affected in any way; and

(v)

such action or delay does not in any way limit the obligations of any Obligor under the Operative Documents.

(c)                                           The Relevant Borrower shall indemnify each of the Senior Finance Parties for all costs and expenses incurred by that Finance Party as a result of steps taken by it pursuant to Clause 15.1(a)

(d)                                          No Finance Party is obliged to take any steps under clause 15.1(a) if, in the opinion of that Finance Party, to do so might be prejudicial to it or the other Finance Parties.

Limitation of liability

15.2                                  The Relevant Borrower shall indemnify each Senior Finance Party for all costs and expenses reasonably incurred by that Senior Finance Party as a result of steps taken by it under clause 15.1 (Mitigation).

15.3                                  A Senior Finance Party is not obliged to take any steps under clause 15.1 (Mitigation) if, in the opinion of that Senior Finance Party (acting reasonably), to do so might be prejudicial to it.

No double-counting

Notwithstanding any other provision of this Agreement or any other Operative Document, no Senior Finance Party shall be entitled, pursuant to the terms of the Agreement or any other Operative Document to recover by way of indemnity or otherwise any interest, cost, liability, Break Costs, Loss, Tax or expense to the extent that payment in respect of such interest, cost, liability, Break Costs, Loss, Tax or expense has already been received in full and retained without qualification pursuant to any other provision of any Operative Document (including, without limitation, pursuant to any insurance payment pursuant to the Insurances).

16.                                        COSTS AND EXPENSES

Transaction Expenses

16.1                                  The Relevant Borrower shall, promptly after written demand, pay the Senior Agent and the Senior Arranger the amount of all reasonable costs and expenses (including legal and insurance advisory fees) properly incurred by any of them in connection with the negotiation, preparation, printing and execution of:

(a)                                          this Agreement and any other documents referred to in this Agreement; and

(b)                                         any other Operative Documents executed after the date of this Agreement.

Amendment costs

16.2                                    If:

(a)                                          an Obligor requests an amendment, waiver or consent;

(b)                                         any Financed Aircraft is sold (whether pursuant to a Put Agreement or otherwise in accordance with the Operative Documents); or

(c)                                          any amendment is made to any Lease, whether by way of change of lessee or otherwise;

(d)                                         an amendment is required pursuant to clause 24.8 (Change of currency),

the Relevant Borrower shall promptly after written demand, reimburse the Senior Agent for the amount of all reasonable out of pocket costs and expenses (including legal fees) properly incurred by the Senior Agent in responding to, evaluating, negotiating or complying with that request or requirement.

17.                                        REPRESENTATIONS AND WARRANTIES

17.1                                  Each Relevant Borrower, in relation to itself, makes the representations and warranties set out in Schedule 6 to each Senior Finance Party at the times specified in Schedule 6 by reference to the facts and circumstances then existing.

17.2                                  Each Senior Lender represents and warrants, on the date of this Agreement and on each Utilisation Date or (in respect of a New Senior Lender) on the date it becomes a Senior Lender in accordance with Clause 20 (Changes to the Relevant Senior Lenders) and on any subsequent Utilisation Date, if any, (but only to the extent that it is a requirement under applicable law at that time that a Senior Lender be a PMP and the Borrower at that time is a Dutch Borrower), to the other Finance Parties and the Borrower that it is a PMP.

18.                                        BORROWER UNDERTAKINGS

Relevant Borrower’s Business

18.1                                    Each Relevant Borrower undertakes that it shall:

(a)                                          not suspend or cease or threaten to suspend or cease to carry on all or a substantial part of its business,

(b)                                         not make any substantial change in the nature of the business in which it is engaged, and

(c)                                          preserve its corporate existence (other than in connection with a solvent reconstruction, the terms of which have been approved by the Senior Agent, such approval not to be unreasonably withheld or delayed).

Disposal of Assets

18.2                                  Save as permitted or contemplated by any Operative Document, each Relevant Borrower undertakes that it shall not, either in a single transaction or in a series of transactions whether related or not and whether voluntarily or involuntarily, sell, transfer or otherwise dispose of all or a substantial part of its property or assets, or consolidate or merge with any other person (whether by one or a series of transactions, related or not) other than, with the prior written consent of the Senior Agent, pursuant to a solvent reconstruction, provided however, that nothing in this clause shall prohibit the consolidation of the Relevant Borrower’s accounts with the accounts of the any company in the AerCap Group under Dutch law for the purposes of a Dutch Fiscal Unity.

Special Purpose Undertakings

18.3            Each Relevant Borrower acknowledges to the Senior Finance Parties that it and each of the other Borrower Parties has been originated for the sole purpose of acting as a vehicle for the financing of the Financed Aircraft and the transactions contemplated by the Operative Documents and the Lease Agreements. Each Relevant Borrower undertakes to the Senior Financing Parties on its own behalf and on behalf of each of the Borrower Parties that, unless it has the prior written consent of the Senior Agent, at all times throughout the Security Period:

(a)                                           No Other Activities:  neither it nor any of the Borrower Parties shall undertake any trading or business activities other than the leasing of the Financed Aircraft and directly related activities, the entry by the Borrower Parties into the Borrower Documents and the performance of obligations or actions contemplated or permitted by the Borrower Documents and all matters directly incidental thereto;

(b)                                         No Other Contracts:  except as expressly permitted by this Agreement, neither it nor any other Borrower Party shall enter into any agreement, instrument or arrangement (whether or not recorded in writing) with any person or otherwise create or incur any liability to any person, other than (i) pursuant to and as permitted by the Operative Documents (including, without limitation the creation of any owner trust structure as expressly contemplated therein and any Eligible Hedge Agreements entered into with Eligible Hedge Counterparties pursuant to the Hedging Policy) and (ii) such contracts, agreements or liabilities with respect to Taxes, ordinary operating costs and expenses, legal fees and disbursements and overhead expenses as have arisen or may arise in the ordinary course of carrying on its business as referred to in paragraph (a);

(c)                                          No Acquisition of Other Assets:  (other than any Eligible Aircraft  and any Additional Eligible Aircraft financed pursuant to the Operative Documents) neither it nor any other Borrower Party shall take on lease, purchase or otherwise acquire, or agree to do so, any asset from any person; and

(d)                                         Loans/Guarantees:  neither it nor any Borrower Party shall make any loans, grant any credit or give any guarantee or indemnity (except as required hereby) to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any other person, except as may be required pursuant to the terms of the Operative Documents or in respect of its activities as lessor in accordance with the express provisions of the Core Lease Provisions provided that this clause shall not prohibit either Relevant Borrower from entering into restructuring negotiations and arrangements with any Lessee in accordance with Leasing Company Practice;

(e)                                          Issue of Shares and payment of Dividends:  neither it nor any Borrower Party shall issue any further shares or alter any rights attaching to its issued shares in existence at the date hereof or pay any dividends in respect of any shares;

(f)                                            Notice of bankruptcy and insolvency proceedings: it and each other Borrower Party shall, immediately upon becoming aware of the occurrence of any Insolvency Event in relation to any Borrower Party or any other company in the AerCap Group, provide written notice of such occurrence to the Senior Finance Parties; and

(g)                                         No Employees:  neither it nor any other Borrower Party shall enter into any contract for service or contract of employment with any contractor, officers, secondees, servants, agents or employees.

Negative Pledge

18.4            Each Relevant Borrower undertakes that it shall not create or permit to subsist any Security Interest over any of its assets other than any Permitted Lien.

Preservation of security

18.5                                  Save as permitted pursuant to the Operative Documents, each Relevant Borrower undertakes that it shall not sell or otherwise dispose of any of its assets or do anything or take any action or knowingly omit to take any action which has or may have the effect of prejudicing the first priority rights granted to the Collateral Trustee under the Operative Documents against a liquidator, receiver, administrator or similar officer or official to all rights, moneys and properties expressed to be mortgaged, assigned, charged or pledged to Collateral Trustee by the Relevant Borrower pursuant to the Security Documents. Provided however, that the Relevant Borrower shall not be required to take any action to perfect or register any Mortgage (other than any Slavenburg Registration in respect of any Financed Aircraft or any registration on the International Registry of International Interests pursuant to clause 13 of the DPP).

Duration

18.6                                  Each Relevant Borrower shall perform and comply with its undertakings and covenants in the Operative Documents at all times during the Security Period. All such undertakings and covenants shall, except where expressly otherwise stated, be performed at the expense of the Borrower.

Delegation

18.7                                  Each Relevant Borrower shall remain liable for all of its obligations and liabilities under the Operative Documents notwithstanding any delegation by the Relevant Borrower to another person of any such obligations or liabilities or any reliance by the Relevant Borrower on another person to perform or discharge any such obligations or liabilities, whether or not such sub-delegation or reliance is permitted or contemplated by any Operative Document (provided that to the extent any such obligation or liability is actually performed or discharged by such other person on the Relevant Borrower’s behalf, such performance or discharge shall constitute performance or discharge of the corresponding obligation or liability of the Relevant Borrower).

Hedging Policy

18.8         (a) The Borrower undertakes to the Senior Finance Parties that on or before the Signing Date it will enter into the Initial Cap; and

(b)                                 Each Relevant Borrower undertakes to the Senior Finance Parties that:

(i)

on or before the Amendment and Restatement Effective Date, it will enter into the Additional Initial Cap;

(ii)

it will comply with the Hedging Policy at all times until the end of the Security Period; and

(iii)

it will direct the Insurance and Cash Management Servicer to enter into Eligible Hedge Agreements pursuant to the Hedging Policy in order to satisfy the Relevant Borrower’s obligation to comply with the Hedging Policy until the end of the Security Period.

Reporting

18.9            Within thirty (30) days of each of 30 June and 30 November in each year, the Relevant Borrower shall provide the Senior Agent with:

(a)                                          a Subsequent Half-Life Appraised Value; and

(b)                                         an Adjusted Subsequent Appraised Value,

of the Financed Aircraft.

18.10          Each Relevant Borrower will provide the Senior Agent with its audited annual reports within one hundred and eighty (180) days after the end of each of its financial years, provided that if audited annual reports of that Relevant Borrower are not produced due to that Relevant Borrower’s consolidation with the AerCap Group, the audited annual reports of the AerCap Group shall satisfy this requirement provided that that Relevant Borrower is specifically mentioned in such accounts.

Off-Lease Equipment

18.11                            Each Relevant Borrower shall maintain, store and insure in accordance with the terms of the Servicing Agreement any Financed Aircraft that comes off-lease.

Terms of Leasing

18.12                            The Relevant Borrower shall ensure that any Lease Agreement or Novation Agreement entered into in respect of any Financed Aircraft will at all times incorporate and be subject to the Core Lease Provisions except only with the Senior Agents prior written consent.

Compliance with Dutch Act on Financial Supervision

18.13                            To the extent that the Relevant Borrower qualifies as a bank under the Dutch Act on Financial Supervision, the Relevant Borrower shall comply with the applicable provisions of the Dutch Act on Financial Supervision and any implementing regulation.

Notice of breach of obligation

18.14                            The Relevant Borrower shall without delay notify the Senior Agent in writing if it becomes aware that any Senior Event of Default has occurred and is continuing.

19.                                        SENIOR EVENTS OF DEFAULT

Senior Events of Default

19.1            Each of the following events will constitute a Senior Event of Default and a repudiatory breach of this Agreement by the Relevant Borrower:

(a)                                          Non-payment:

(i)

Any Relevant Borrower fails to make:

(A)                               payment of the Minimum Senior Principal Amount or interest payable in respect of the Senior Loan; or

(B)                                 any other payment due by a Borrower Party to the Senior Finance Parties under this Agreement or any other Operative Document to the extent that the Relevant Borrower has received funds to make such payment, within five (5) Business Days after the due date therefore or in the case of a payment payable on demand, within five (5) Business Days of the date of demand; or

(ii)

The Relevant Borrower fails to make on the Maturity Date:

(A)                               the repayment due in respect of the Senior Loan, the Junior Loan or the Liquidity Facility;

(B)                                 payment of accrued fees payable pursuant to the Agency and Collateral Trustee Fee Letter, the Liquidity Facility Agreement or interest due on that date on the Senior Loan and the Junior Loan; or

(C)                                 any other payment due to the Senior Finance Parties under the Operative Documents;

(b)                                          Breach:  a Relevant Borrower fails to comply in any material respect with any obligation under this Agreement or any other Operative Document (other than a payment obligation and the obligations mentioned in all other paragraphs of this clause 19.1) and if such failure is capable of remedy, the Relevant Borrower has not remedied that failure within fifteen (15) days from the earlier of written notice from the Senior Agent requiring such remedy and thirty (30) days from the date the Relevant Borrower becomes aware of the relevant breach or such longer period as the Senior Agent may (in its sole discretion) agree in writing; or

(c)                                           Representation:  any representation or warranty made (or deemed to be repeated) by a Relevant Borrower in or pursuant to this Agreement, any other Operative Document, or in any document or certificate or statement is or proves to have been incorrect in any material respect when made and, if such representation or warranty can be corrected such correction is not made within thirty (30) days of notice from the Collateral Trustee requiring correction of same; or

(d)                                          Approvals:  any consent, authorisation, licence, certificate or approval of or registration with or declaration to any Government Entity required in connection with this Agreement or any other Operative Document which is material to the ability of a Relevant Borrower to perform its obligations under the Operative Documents (including, without limitation any authorisation required by the Relevant Borrower to authorise, or required in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement or any other Operative Document or the performance by the Relevant Borrower of its obligations under this Agreement or any other Operative Document) is modified in a manner unacceptable to the Senior Agent (acting reasonably) or is withheld, or is revoked, suspended, cancelled, withdrawn, terminated or not renewed, or otherwise ceases to be in full force (other than where such modification, revocation, suspension, cancellation, termination or withdrawal is in respect of a change in law); or

(e)                                           Insolvency:

(i)

any Relevant Borrower or any Borrower Party is, or is deemed for the purposes of any relevant law to be, unable to pay its debts as they fall due or to be insolvent, or admits inability to pay its debts as they fall due; or

(ii)

any Relevant Borrower or any Borrower Party suspends making payments on all or any class of its debts or announces an intention to do so, or a moratorium is declared in respect of any of its indebtedness; or

(f)                                             Liquidation and Similar Proceedings:

(i)

a meeting of the shareholders or directors of any Relevant Borrower or any Borrower Party is convened to consider a resolution to present an application for an administration order or to appoint an administrator (whether out of court or otherwise) or any such resolution is passed; or

(ii)

any step (including filing of a petition or affidavit, giving of notice, petition proposal or convening a meeting) is taken by any Relevant Borrower or any Borrower Party with a view to a composition, assignment or arrangement with any creditors of, or the rehabilitation, administration (whether out of court or otherwise) custodianship, liquidation, protection from creditors or dissolution of, any Relevant Borrower or any Borrower Party or any other insolvency proceedings involving any Relevant Borrower or any Borrower Party; or

(iii)

any order is made or resolution passed for any such composition, assignment, arrangement, rehabilitation, administration (whether out of court or otherwise) custodianship, liquidation, dissolution or insolvency proceedings, or any Relevant Borrower or any Borrower Party becomes subject to or enters into any of the foregoing; or

(iv)

any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator, examiner or similar officer (in each case, whether out of court of otherwise) is appointed in respect of any Relevant Borrower or any Borrower Party, any of their directors or any of their respective assets; or

(v)

any step referred to in sub-clause 19.1(f)(ii) is taken by any person other than a Relevant Borrower, provided that no Senior Event of Default shall arise pursuant to this sub-clause 19.1(f) if (A) the proceedings are vexatious and without merit or relate to a disputed sum; (B) the relevant Obligor is otherwise solvent; (C) the Senior Agent is satisfied (acting reasonably) that the Relevant Borrower or any Borrower Party is diligently seeking to discharge such petition; (D) the step does not affect the Security Interests which secured the relevant Obligor’s obligations under the Operative Documents, and (E) the action is remedied within fourteen (14) days of taking such step; or

(g)                                          Receiver:

(i)

an administrative or other receiver or manager or other insolvency officer (in each case, whether out of court or otherwise) is appointed in respect of any Relevant Borrower or any Borrower Party or any part of its assets relating to the insolvency of the Relevant Borrower, or any Borrower Party; or

(ii)

any Relevant Borrower or any Borrower Party requests any person to appoint such a receiver or manager (whether out of court or otherwise); or

(h)                                          Execution and Enforcement:

(i)

any other steps are taken to enforce any Security Interest other than Permitted Liens over all or any part of the assets of any Relevant Borrower or any Borrower Party, provided that no Senior Event of Default shall arise pursuant to this sub-clause 19.1(h)(i) if (A) the proceedings are vexatious and without merit or relate to a disputed sum; (B) the Relevant Borrower or any Borrower Party is otherwise solvent; (C) Senior Agent is satisfied acting reasonably that the Relevant Borrower or any Borrower Party is diligently seeking to discharge such petition; (D) the step does not affect the validity or enforceability of and the Security Interests created pursuant to the Operative Documents; and (E) the action is remedied within fourteen (14) days of taking such step; or

(ii)

any attachment, distress or execution affects any assets of any Relevant Borrower or any Borrower Party and is not discharged within fourteen (14) days; or

(i)                                              Other Jurisdiction:  there occurs in relation to any Relevant Borrower or any Borrower Party any event in any jurisdiction which corresponds with any of those mentioned in paragraphs (e), (f) or (g) above; or

(j)                                              Rights and Remedies:  any Relevant Borrower or any Borrower Party or any other person claiming by or through the Relevant Borrowers with the consent of the Relevant Borrower challenges the existence, validity, enforceability or priority of the rights of any Senior Finance Party under the Security Documents, or the Security Documents for any reason cease to be in full force and effect; or

(k)                                           Other Default:

(i)

any Junior Event of Default or termination event, however described, occurs under the Junior Loan;

(ii)

there occurs a breach by the Original Subordinated Note Holder of the SNH Covenant; or

(iii)

the Subordinated Note Holder fails to comply in full with the terms and conditions the Subordinated Note Purchase Agreement including without limitation the failure by the Subordinated Note Holder to purchase any Subordinated Loan Notes required to be purchased to fund any payment of premium required to be paid by the Relevant Borrower pursuant to any Eligible Hedge Agreement (subject to any applicable grace period set out in the Subordinated Note Purchase Agreement);

(iv)

the Put Counterparty fails to comply with any obligation by the Put Counterparty under the Put Agreement (subject to any applicable grace period set out in the Put Agreement);

(v)

there occurs any Servicer Termination Event;

(vi)

any Borrower Party fails to pay to the Collections Account on any Determination Date any amount received by it which is due to be paid to the Collections Account pursuant to the Operative Documents, within five (5) Business Days after the due date therefore; or

(l)                                              Security: the Collateral Trustee ceases to hold a first priority perfected security interest in the Collateral (other than in relation to the Mortgages) provided that if such failure is not due to an action or omission of the Relevant Borrower or the Servicer such failure shall not have been remedied within thirty (30) days after the Relevant Borrower receives written notice of same.

Provided always that any event of default or termination event (howsoever described under any Lease Agreement) shall not by itself constitute a Senior Event of Default and, for the avoidance of doubt, any event of default or termination event (howsoever described under any Lease Agreement) which directly or indirectly leads to the occurrence of any Senior Event of Default shall (notwithstanding this proviso) constitute a Senior Event of Default.

Acceleration

19.2                                  On and at any time after the occurrence of a Senior Event of Default which is continuing the Senior Agent may, and shall if so directed by Majority Lenders, by notice to each of the Relevant Borrowers:

(a)                                          cancel the Total Commitments or, as the case may be, the Additional Total Commitments whereupon they shall immediately be cancelled; and/or

(b)                                         declare that all or part of the Senior Loan, together with accrued interest, and all other amounts accrued or outstanding under the Operative Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)                                          declare that all or part of the Senior Loan be payable on demand, whereupon they shall immediately become payable on demand by the Senior Agent on the instructions of Majority Lenders.

Enforcement of Security

19.3                                  On and at any time after the occurrence of a Senior Event of Default which is continuing the Controlling Party may direct the Senior Agent or the Collateral Trustee to:

(a)                                          take such steps as the Controlling Party considers necessary or desirable to preserve, protect and enforce the rights of the Senior Finance Parties under the Operative Documents; and/or

(b)                                         take such steps as the Collateral Trustee considers necessary or desirable for the enforcement, protection and preservation of the Security Interests constituted by the Security Documents.

20.                                        CHANGES TO THE RELEVANT SENIOR LENDERS

Assignments and transfers by the Relevant Senior Lenders

20.1                                    Subject to this Clause 20, a Relevant Senior Lender (the Existing Relevant Senior Lender) may:

(a)                                          assign any of its rights; or

(b)                                         transfer by novation any of its rights and obligations,

to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the New Relevant Senior Lender).

Provided always that an Existing Relevant Senior Lender may not assign any of its rights or transfer any of its rights and obligations to any New Relevant Senior Lender who is a direct competitor of the AerCap Group or the holding company or any affiliate of any direct competitor of the AerCap Group without the prior written consent of the Put Counterparty. The Senior Agent will give written notice to the Relevant Borrower of any proposed transfer or assignment by an Existing Relevant Senior Lender no later than five (5) Business Days prior to such transfer or assignment becomes effective (such notification to include the full legal name, address and registered office of the proposed New Relevant Senior Lender.

Conditions of assignment or transfer

20.2     (a)               An assignment will only be effective on:

(i)

receipt by the Senior Agent of written confirmation from a New Relevant Senior Lender that the New Relevant Senior Lender will assume the same obligations to the other Senior Finance Parties as it would have been under if it was an Original Senior Lender or, as the case may be, an Original Additional Senior Lender; and

(ii)

performance by the Senior Agent of all necessary know your customer or other similar checks under all applicable laws and regulations in relation to such assignment to a New Relevant Senior Lender, the completion of which the Senior Agent shall promptly notify to an Existing Relevant Senior Lender and a New Relevant Senior Lender.

(b)                                         A transfer will only be effective if the procedure set out in Clause 20.5 is complied with.

(c)                                          If:

(i)

a Relevant Senior Lender assigns or transfers any of its rights or obligations under the Operative Documents or changes its Facility Office; and

(ii)

as a result of circumstances existing at the date the assignment, transfer or change occurs, a Relevant Borrower would be obliged to make a payment to a New Relevant Senior Lender or a Relevant Senior Lender acting through its new Facility Office under Clause 9 or Clause 12.6, then a New Relevant Senior Lender or a Relevant Senior Lender acting through its new Facility Office is only entitled to receive payment under those clauses to the same extent as an Existing Relevant Senior Lender or a Relevant Senior Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

Assignment or transfer fee

20.3                                    A New Relevant Senior Lender shall, other than as expressly agreed between the relevant New Relevant Senior Lender and the Senior Agent, on the date upon which an assignment or transfer takes effect, pay to the Senior Agent (for its own account) a fee of United States Dollars two thousand five hundred US$2,500.

Limitation of responsibility of the Existing Relevant Senior Lenders

20.4     (a)     Unless expressly agreed to the contrary, an Existing Relevant Senior Lender makes no representation or warranty and assumes no responsibility to a New Relevant Senior Lender for:

(i)

the legality, validity, effectiveness, adequacy or enforceability of the Operative Documents or any other documents;

(ii)

the financial condition of any Relevant Borrower;

(iii)

the performance and observance by any Relevant Borrower of its obligations under the Operative Documents or any other documents; or

(iv)

the accuracy of any statements (whether written or oral) made in or in connection with any Operative Document or any other document,

(v)

and any representations or warranties implied by law are excluded.

(b)              Each New Relevant Senior Lender confirms to an Existing Relevant Senior Lender and the other Senior Finance Parties that it:

(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by an Existing Relevant Senior Lender in connection with any Operative Document; and

(ii)

will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Operative Documents or any Commitment is in force.

(c)              Nothing in any Operative Document obliges an Existing Relevant Senior Lender to:

(i)

accept a re-transfer from a New Relevant Senior Lender of any of the rights and obligations assigned or transferred under this Clause 20; or

(ii)

support any losses directly or indirectly incurred by a New Relevant Senior Lender by reason of the non-performance by the Relevant Borrower of its obligations under the Operative Documents or otherwise.

Procedure for transfer

20.5     (a)     Subject to the conditions set out in Clause 20.2 a transfer is effected in accordance with sub-clause (c) below when the Senior Agent executes an otherwise duly completed Transfer Certificate delivered to it by an Existing Relevant Senior Lender and a New Relevant Senior Lender. The Senior Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)              The Senior Agent shall only be obliged to execute a Transfer Certificate delivered to it by an Existing Relevant Senior Lender and a New Relevant Senior Lender once it is satisfied it has complied with all necessary know your customer or other similar checks under all applicable laws and regulations in relation to the transfer to such New Relevant Senior Lender.

(c)              On the Transfer Date:

(i)

to the extent that in the Transfer Certificate an Existing Relevant Senior Lender seeks to transfer by novation its rights and obligations under the Operative Documents each Obligor and an Existing Relevant Senior Lender shall be released from further obligations towards one another under the Operative Documents and their respective rights against one another under the Operative Documents shall be cancelled (being the Discharged Rights and Obligations);

(ii)

each Obligor and New Relevant Senior Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Relevant Borrower and the New Relevant Senior Lender have assumed and/or acquired the same in place of the Relevant Borrower and the Existing Relevant Senior Lender;

(iii)

the Senior Agent, the Senior Arranger, the New Relevant Senior Lender and the other Relevant Senior Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Relevant Senior Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Senior Agent, the Senior Arranger and the Existing Relevant Senior Lender shall each be released from further obligations to each other under the Operative Documents;

(iv)

a New Relevant Senior Lender shall become a Party as a Relevant Senior Lender; and

(v)

if the amount transferred, assigned, sub participated or otherwise transferred to a New Relevant Lender is less than EUR 50,000 (or such other amount as may be required from time to time by the Dutch Financial Supervision Act or implementing legislation), the New Relevant Senior Lender represents to the Borrower that it is a PMP (but only to the extent that it is a requirement under applicable law at that time that a Senior Lender be a PMP and the Borrower at that time is a Dutch Borrower).

Copy of Transfer Certificate to Borrower

20.6            The Senior Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Relevant Borrower a copy of that Transfer Certificate.

Disclosure of information

20.7                                    Any Relevant Senior Lender may disclose to any of its Affiliates and any other person:

(a)                                          to (or through) whom that Relevant Senior Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

(b)                                         with (or through) whom that Relevant Senior Lender enters into (or may potentially enter into) any sub participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or the Relevant Borrower; or

(c)                                          to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

any information about any Obligor and the Operative Documents as that Relevant Senior Lender shall consider appropriate if, in relation to sub-clause (a) and (b) above,

the person to whom the information is to be given has entered into a confidentiality undertaking acceptable to the Senior Agent.

21.             ROLE OF THE SENIOR ARRANGER AND THE SENIOR AGENT

Appointment of the Senior Agent

21.1     (a)      Each other Senior Finance Party appoints the Senior Agent to act as its agent under and in connection with the Operative Documents.

(b)              Each other Senior Finance Party authorises the Senior Agent to exercise the rights, powers, authorities and discretions specifically given to the Senior Agent under or in connection with the Operative Documents together with any other incidental rights, powers, authorities and discretions.

Duties of the Senior Agent

21.2     (a)      The Senior Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Senior Agent for that Party by any other Party.

(b)              Except where an Operative Document specifically provides otherwise, the Senior Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)              If the Senior Agent receives notice from a Party referring to this Agreement, describing a Senior Default and stating that the circumstance described is a Senior Default, it shall promptly notify the Senior Finance Parties.

(d)              If the Senior Agent is aware of the non payment of any principal, interest, commitment fee or other fee payable to a Senior Finance Party (other than the Senior Agent or the Senior Arranger) under this Agreement it shall promptly notify the other Senior Finance Parties.

(e)              The Senior Agent’s duties under the Operative Documents are solely mechanical and administrative in nature.

Role of the Senior Arranger

21.3            Except as specifically provided in the Operative Documents, the Senior Arranger has no obligations of any kind to any other Party under or in connection with any Operative Document.

No fiduciary duties

21.4   (a)      Nothing in this Agreement constitutes the Senior Agent or the Senior Arranger as a trustee or fiduciary of any other person.

(b)              Neither the Senior Agent nor the Senior Arranger shall be bound to account to any Relevant Senior Lender for any sum or the profit element of any sum received by it for its own account.

Rights as a Relevant Senior Lender

21.5            If it is also a Relevant Senior Lender, each of the Senior Arranger, the Liquidity Facility Provider and the Senior Agent has the same rights and powers under this Agreement as any other Relevant Senior Lender and may exercise those rights as though it were not also the Senior Agent or the Senior Arranger.

Rights and discretions of the Senior Agent

21.6     (a)     The Senior Agent may rely on:

(i)

any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)

any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)                                         The Senior Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Relevant Senior Lenders) that:

(i)

no Senior Default has occurred (unless it has actual knowledge of a Senior Default arising under Clause 19.1(a) (Non payment)); and

(ii)

any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised.

(c)              The Senior Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)              The Senior Agent may act in relation to the Operative Documents through its personnel and agents.

(e)              The Senior Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)               Notwithstanding any other provision of any Operative Document to the contrary, neither the Senior Agent nor the Senior Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

Controlling Party’s instructions

21.7     (a)     Unless a contrary indication appears in an Operative Document, the Senior Agent shall:

(i)

exercise any right, power, authority or discretion vested in it as the Senior Agent in accordance with any instructions given to it by the Controlling Party (or, if so instructed by the Controlling Party, refrain from exercising any right, power, authority or discretion vested in it as the Senior Agent); and

(ii)

not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Controlling Party.

(b)              Unless a contrary indication appears in an Operative Document, any instructions given by the Controlling Party will be binding on all the Senior Finance Parties.

(c)              The Senior Agent may refrain from acting in accordance with the instructions of the Controlling Party (or, if appropriate, the Relevant Senior Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)              In the absence of instructions from the Controlling Party, (or, if appropriate, the Relevant Senior Lenders) the Senior Agent may act (or refrain from taking action) as it considers to be in the best interest of the Relevant Senior Lenders.

(e)              The Senior Agent is not authorised to act on behalf of a Relevant Senior Lender (without first obtaining the Relevant Senior Lender’s consent) in any legal or arbitration proceedings relating to any Operative Document.

Responsibility for documentation

21.8            Neither the Senior Agent nor the Senior Arranger:

(a)              is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Senior Agent, the Senior Arranger, an Obligor or any other person given in or in connection with any Operative Document; or

(b)              is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Operative Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Operative Document.

Exclusion of liability

21.9   (a)      Without limiting Clause 21.9(c) below, the Senior Agent will not be liable for any action taken by it under or in connection with any Operative Document, unless directly caused by its gross negligence or wilful misconduct.

(b)              No Party (other than the Senior Agent) may take any proceedings against any officer, employee or agent of the Senior Agent in respect of any claim it might have against the Senior Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Operative Document and any officer, employee or agent of the Senior Agent may rely on this clause.

(c)              The Senior Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Operative Documents to be paid by the Senior Agent if the Senior Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Senior Agent for that purpose.

Relevant Senior Lenders’ indemnity to the Senior Agent

21.10          Each Relevant Senior Lender shall (in proportion to its share of the Senior Loan) indemnify the Senior Agent, within three (3) Business Days of demand, against any cost, loss or liability incurred by the Senior Agent (otherwise than by reason of the Senior Agent’s gross negligence or wilful misconduct) in acting as the Senior Agent under the Operative Documents (unless the Senior Agent has been reimbursed by the Relevant Borrower pursuant to an Operative Document), provided that, to the extent the Relevant Senior Lenders have paid any amount to the Senior Agent pursuant to this clause and the Senior Agent subsequently recovers any amount from the Relevant Borrower or any other party in respect of such amount paid to the Senior Agent by the

Relevant Senior Lenders, the Senior Agent shall pay to each Relevant Senior Lender in the proportion described above, such amount subsequently received.

Resignation of the Senior Agent

21.11        (a)     The Senior Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Senior Finance Parties and the Relevant Borrower.

(b)              Alternatively the Senior Agent may resign by giving notice to the other Senior Finance Parties and the Relevant Borrower, in which case the Majority Lenders (after consultation with the Relevant Borrower) may appoint a successor Senior Agent.

(c)              If the Majority Lenders have not appointed a successor Senior Agent in accordance with paragraph (b) within thirty (30) days after notice of resignation was given, the Senior Agent (after consultation with the Relevant Borrower) may appoint a successor Senior Agent.

(d)              The retiring Senior Agent shall, at its own cost, make available to the successor Senior Agent such documents and records and provide such assistance as the successor Senior Agent may reasonably request for the purposes of performing its functions as the Senior Agent under the Operative Documents.

(e)              The Senior Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)               Upon the appointment of a successor, the retiring Senior Agent shall be discharged from any further obligation in respect of the Operative Documents but shall remain entitled to the benefit of this Clause 21. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)              After consultation with the Relevant Borrower, the Majority Lenders may, by notice to the Senior Agent, require it to resign in accordance with paragraph (b). In this event, the Senior Agent shall resign in accordance with paragraph (b).

Confidentiality

21.12        (a)      In acting as agent for the Senior Finance Parties, the Senior Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)              If information is received by another division or department of the Senior Agent, it may be treated as confidential to that division or department and the Senior Agent shall not be deemed to have notice of it.

Relationship with the Relevant Senior Lenders

21.13          The Senior Agent may treat each Relevant Senior Lender as a Relevant Senior Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five (5) Business Days prior notice from that Relevant Senior Lender to the contrary in accordance with the terms of this Agreement.

Credit appraisal by the Relevant Senior Lenders

21.14         Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Operative Document, each Relevant Senior Lender confirms to the Senior Agent and the Senior Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Operative Document including:

(a)                                          the financial condition, status and nature of the Relevant Borrower;

(b)                                         the legality, validity, effectiveness, adequacy or enforceability of any Operative Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Operative Document;

(c)                                          whether that Relevant Senior Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Operative Document, the transactions contemplated by the Operative Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Operative Document; and

(d)                                         the adequacy, accuracy and/or completeness of any information provided by the Senior Agent, any Party or by any other person under or in connection with any Operative Document, the transactions contemplated by the Operative Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Operative Document.

Reference Banks

21.15          If a Reference Bank (or, if a Reference Bank is not a Relevant Senior Lender, the Relevant Senior Lender of which it is an Affiliate) ceases to be a Relevant Senior Lender, the Senior Agent shall (in consultation with the Relevant Borrower) appoint another Relevant Senior Lender or an Affiliate of a Relevant Senior Lender to replace that Reference Bank.

Senior Agent’s management time

21.16          Any amount payable to the Senior Agent under Clause 14.4 (Indemnity to the Senior Agent), Clause 16 (Costs and expenses) and Clause 21.10 (Relevant Senior Lenders’ indemnity to the Senior Agent) shall to the extent a Senior Event of Default has occurred and is continuing, include the cost of utilising the Senior Agent’s management time or other resources, and will be calculated on the basis of such reasonable daily or hourly rates as the Senior Agent may notify to the Relevant Borrower and the Beneficiaries, following prior agreement by two thirds (2/3rds) of the Relevant Senior Lenders, and is in addition to any fee paid or payable to the Senior Agent under Clause 10 (Fees).

Deduction from amounts payable by the Senior Agent

21.17          If any Party owes an amount to the Senior Agent under the Operative Documents the Senior Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Senior Agent would otherwise be obliged to make under the Operative Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Operative Documents that Party shall be regarded as having received any amount so deducted.

Calculation of Values

21.18          Prior to or in respect of any sale of a Financed Aircraft (including any sale of any Financed Aircraft pursuant to a Put Agreement), the Senior Agent shall calculate:

(a)                                          the Further Subsequent Half-Life Appraised Values; and

(b)                                         the Further Adjusted Subsequent Appraised Value,

in respect of those Financed Aircraft remaining following such sale in order to allow the Senior Agent to determine whether the Further Adjusted Appraised Value of such Financed Aircraft after such sale would be above, below or equal to the Further Subsequent Half-Life Appraised Value of such Financed Aircraft.

22.             CONDUCT OF BUSINESS BY THE SENIOR FINANCE PARTIES

No provision of this Agreement will:

(a)                                          interfere with the right of any Senior Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)                                         oblige any Senior Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)                                          oblige any Senior Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

23.                                        SHARING AMONG THE SENIOR FINANCE PARTIES

Payments to Senior Finance Parties

23.1                                    If a Senior Finance Party (a Recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with Clause 24 (Payment mechanics) and applies that amount to a payment due under the Operative Documents then:

(a)                                          the Recovering Finance Party shall, within three (3) Business Days, notify details of the receipt or recovery, to the Senior Agent;

(b)                                         the Senior Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Senior Agent and distributed in accordance with Clause 24 (Payment mechanics) and the DPP, without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)                                          the Recovering Finance Party shall, within three (3) Business Days of demand by the Senior Agent, pay to the Senior Agent an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Senior Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with the DPP.

Redistribution of payments

23.2            The Senior Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Senior Finance Parties (other than the Recovering Finance Party) in accordance with the DPP.

Recovering Finance Party’s rights

23.3              (a)   On a distribution by the Agent under Clause 23.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)              If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

Reversal of redistribution

23.4            If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)                                          each Senior Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 27.2 (Redistribution of payments) shall, upon request of the Senior Agent, pay to the Senior Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)                                         that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Senior Finance Party for the amount so reimbursed.

Exceptions

23.5     (a)               This Clause 23 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this clause, have a valid and enforceable claim against the relevant Obligor.

(b)                                         A Recovering Finance Party is not obliged to share with any other Senior Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)

it notified that other Senior Finance Party of the legal or arbitration proceedings; and

(ii)

that other Senior Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

24.                                        PAYMENT MECHANICS

Payments to the Senior Agent

24.1     (a)               On each date on which a Relevant Borrower or a Relevant Senior Lender is required to make a payment under an Operative Document, the Relevant Borrower or the Relevant Senior Lender shall make the same available to the Senior Agent (unless a contrary indication appears in an Operative Document) for value on the due date at the time and in such funds specified by the Senior Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)                                         Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Senior Agent specifies.

Distributions by the Senior Agent

24.2                                    Each payment received by the Senior Agent under the Operative Documents for another Party shall, subject to Clause 24.3 (Distributions to the Relevant Borrower) and Clause 24.4 (Clawback) be made available by the Senior Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Relevant Senior Lender, for the account of its Facility Office), to such account as that Party may notify to the Senior Agent by not less than five (5) Business Days’ notice with a bank in the principal financial centre of the country of that currency.

Distributions to the Relevant Borrower

24.3            The Senior Agent may apply any amount received by it for the Relevant Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Relevant Borrower under the Operative Documents or in or towards purchase of any amount of any currency to be so applied.

Clawback

24.4              (a)        Where a sum is to be paid to the Senior Agent under the Operative Documents for another Party, the Senior Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)                                         If the Senior Agent pays an amount to another Party and it proves to be the case that the Senior Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Senior Agent shall on demand refund the same to the Senior Agent together with interest on that amount from the date of payment to the date of receipt by the Senior Agent, calculated by the Senior Agent to reflect its cost of funds.

No set-off by Obligors

24.5            All payments to be made by each Relevant Borrower under the Operative Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

Business Days

24.6     (a)               Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)                                         During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

Currency of account

24.7     (a)               Subject to Clause 24.7(b) and (c), Dollars is the currency of account and payment for any sum due from the Relevant Borrower under any Operative Document.

(b)                                         Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)                                          Any amount expressed to be payable in a currency other than Dollars shall be paid in that other currency.

Change of currency

24.8     (a)               Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)

any reference in the Operative Documents to, and any obligations arising under the Operative Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Senior Agent (after consultation with the Relevant Borrower); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Senior Agent (acting reasonably).

(b)                                         If a change in any currency of a country occurs, this Agreement will, to the extent the Senior Agent (acting reasonably and after consultation with the Relevant Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

25.                                        SET-OFF

A Senior Finance Party (other than the Liquidity Facility Provider) may in circumstances where a Senior Event of Default has occurred and is continuing set off any matured obligation due from the Relevant Borrower under the Operative Documents (to the extent beneficially owned by that Senior Finance Party) against any obligation (whether or not matured) owed by that Senior Finance Party to the Relevant Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Senior Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

26.                                        PARTIAL INVALIDITY

If, at any time, any provision of the Operative Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

27.                                        REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Senior Finance Party, any right or remedy under the Operative Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

28.                                        COUNTERPARTS

Each Operative Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Operative Document.

29.                                        THIRD PARTY RIGHTS

29.1                                  Unless expressly provided to the contrary in an Operative Document a person who is not a party to an Operative Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act).

29.2                                  Notwithstanding any term of any Operative Document, the consent of any third party is not required to rescind, vary, amend or terminate an Operative Document at any time.

30.                                        GOVERNING LAW

This Agreement is governed by, and construed in accordance with, English law.

31.                                        ENFORCEMENT

Jurisdiction

31.1     (a)               For the benefit of each Senior Finance Party, the Relevant Borrower agrees that the courts of England are (subject to sub-clause (d) below) to have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement and claims for set-off and counterclaim) (a Dispute) and for such purposes the Relevant Borrower irrevocably submits to the jurisdiction of the English courts.

(b)                                         The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)                                          This Clause 31.1 is for the benefit of the Senior Finance Parties only. As a result, no Senior Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction and the Relevant Borrower irrevocably submits to the jurisdiction of any such court. To the extent allowed by law, the Senior Finance Parties may take concurrent proceedings in any number of jurisdictions.

(d)                                         A judgment or order in connection with an Operative Document of any court referred to in this Clause 31.1 is conclusive and binding on the Relevant Borrower and may be enforced against it in the courts of any other jurisdiction.

Service of process

31.2                                  Each Relevant Borrower irrevocably consents to service of process or any other documents in connection with proceedings in any court by facsimile transmission, personal service, delivery at any address specified in this Agreement or any other usual address, mail or in any other manner permitted by English law, the law of the place of service or the law of the jurisdiction where proceedings are instituted.

Agent for service of process

31.3                                    Each Relevant Borrower shall at all times maintain an agent for service of process and any other documents in proceedings in England or any other proceedings in connection with this Agreement. Such agent shall be:

Name:	LPA Process Limited (registered in England with company number 6439736) at its registered office for the time being);
Attention:	Managing Director

Any claim form, judgment or other notice of legal process shall be sufficiently served on the Relevant Borrower if delivered to such agent at its address for the time being. The Relevant Borrower irrevocably undertakes not to revoke the authority of the above agent and if, for any reason, the Senior Agent so requests, the Relevant Borrower shall promptly appoint another such agent with an address in England and advise the Senior Agent. If, following such a request, the Relevant Borrower fails to appoint another agent, the Senior Agent shall be entitled to appoint one on behalf of the Relevant Borrower at the expense of the Relevant Borrower.

32.                                        LIMITED RECOURSE

Limited Recourse

32.1                                    Notwithstanding any other provision of this Agreement or the other Operative Documents to the contrary, and except as provided in the remaining provisions of this Clause 32.1:

(a)                                          all amounts payable or expressed to be payable to or for the account of the Finance Parties by the Relevant Borrower in respect of the Relevant Borrower’s obligations under this Agreement and the other Operative Documents shall be payable by the Relevant Borrower only from and to the extent of sums paid to or received or recovered by the Relevant Borrower (or any person claiming through or on behalf of, or in place of the Relevant Borrower, including without limitation the Collateral Trustee as assignee, mortgagee or chargee and any liquidator, receiver, administrator, administrative receiver, trustee or officer of, or creditor of, the Relevent Borrower or any of its assets) from or out of the property comprised in the Security Documents (including any proceeds of realisation or enforcement of any of the Security Documents) (the Received Sums);

(b)                                         the Relevant Borrower shall not be personally liable for such amounts which are so payable or expressed to be so payable to or for the account of the Finance Parties, except to the extent that the Relevant Borrower receives or recovers (and does not have to repay as aforesaid) any of the Received Sums from any person and fails to pay the same to the Finance Parties; and

(c)                                          the Financing Parties agree to look solely to the Received Sums for payments to be made by the Relevant Borrower under this Agreement and the other Operative Documents, and shall not otherwise take or pursue any judicial or other steps or proceedings or exercise any other right or remedy that they might otherwise have against the Relevant Borrower or any of its assets, except for any proceedings: (i) in connection with enforcement or exercise of the Security Interests; or (ii) to obtain a declaratory or other similar judgment or order as to the obligations of the Relevant Borrower expressed to be assumed hereunder or under any other Transaction Document; or (iii) to claim or prove in (but not initiate) any bankruptcy, insolvency, winding-up, liquidation, reorganisation, amalgamation, or dissolution of the Relevant Borrower.

Non-Derogation

32.2                                    The provisions of Clause 32.1 shall only limit the personal liability of the Relevant Borrower for the discharge of its monetary obligations under the Operative Documents, and shall not limit or restrict in any way the accrual of interest (including default interest) on any unpaid amount (although the limitations as to the personal liability of the Relevant Borrower shall apply to such interest) or derogate from or otherwise limit the rights of enforcement, recovery, realisation and application by the Finance Parties under and pursuant to the Security Documents.

Applicable Circumstance

32.3     (a)               The Relevant Borrower shall be personally and fully liable for, and shall indemnify each of the Finance Parties against, any Losses incurred by the Finance Parties as a result of the occurrence of any Applicable Circumstance, and each Finance Party shall be at liberty to pursue all of its rights and remedies against the Relevant Borrower and all of its assets for any such Loss without restriction in the event of any such circumstance.

(b)                                         For the purposes of this Clause 32.3, Applicable Circumstance means any the following:

(i)

the fraudulent or wilful misconduct or negligence of the Relevant Borrower with respect to the transactions contemplated by, or the performance of any of its obligations under, any of the Operative Documents to which it is a party; or

(ii)

any representation or warranty or statement as to matters of fact made or given by the Relevant Borrower to any Finance Party in any Operative Document to which it is a party being incorrect in any material respect on the date made or given; or

(iii)

any breach by the Relevant Borrower of any of its covenants contained in Clause 18.3 (Special Purpose Undertakings) or Clause 18.4 (Negative Pledge) or Clause 18.12 (Terms of Leasing).

Full Recourse Obligations

32.4            The limitation on personal liability contained in Clause 32.1 shall not apply, and the Senior Finance Parties may have recourse against the Relevant Borrower and all of its assets without any limitation:

(a)                                          in respect of any Losses suffered or incurred by the Senior Finance Parties as a result of the occurrence of:

(i)

the fraudulent or wilful misconduct or gross negligence of the Relevant Borrower with respect to the performance of any of its obligations under this Agreement or any of the other Operative Documents to which it is a party; or

(ii)

any representation or warranty or statement as to matters of fact made or given by the Relevant Borrower to the Relevant Senior Lenders in this Agreement or any of the other Operative Documents to which it is a party being incorrect in any material respect on the date made or given or;

(iii)

any breach or non-performance by the Relevant Borrower or any of its covenants contained in clauses 18.1, 18.2, 18.3 or 18.4; and

(b)                                          to the extent that the Relevant Borrower receives or recovers any Available Collections or Applicable Proceeds from any person and fails to pay the same when due to the Senior Finance Parties in accordance with the Operative Documents, and the Relevant Borrower shall be fully and personally liable for all amounts referred to in the foregoing paragraphs.

IN WITNESS whereof the Parties have signed this Agreement on the date shown at the beginning of this Agreement.

The Borrower

EXECUTED by	)
AERCAP DUTCH AIRCRAFT	)
LEASING I B.V.	)
acting by:	)
in the presence of:	)

The Additional Borrower

EXECUTED by	)
AZZURRO AIRCRAFT LEASING LIMITED	)
acting by:	)
in the presence of:	)

The Senior Arranger and Senior Agent

EXECUTED by	)
CALYON	)
acting by:	)
in the presence of:	)

The Collateral Trustee

EXECUTED by	)
CALYON	)
acting by:	)
in the presence of:	)

The Relevant Senior Lenders

EXECUTED by	)
CAYLON	)
acting by:	)
in the presence of:	)

EXECUTED by	)
ALLIED IRISH BANKS PLC	)
acting by:	)
in the presence of:	)

EXECUTED by	)
DVB BANK AG	)
acting by:	)
in the presence of:	)

EXECUTED by	)
DEKABANK DEUTSCHE	)
GIROZENTRALE	)
acting by:	)
in the presence of:	)

EXECUTED by	)
HSH NORDBANK AG	)
acting by:	)
in the presence of:	)

EXECUTED by	)
KfW	)
acting by:	)
in the presence of:	)

EXECUTED by	)
NATIONAL CITY BANK	)
acting by:	)
in the presence of:	)